Gogoro Network (Cayman), Taiwan Branch
NT$10,700,000,000 Syndicated Credit Facility

Syndicated Credit Facility Agreement

Arranger
Mega International Commercial Bank Co., Ltd.

Agent
Mega International Commercial Bank Co., Ltd.

Co-Arrangers
Agricultural Bank of Taiwan Co., Ltd.
Bank of Taiwan Co., Ltd.

Banking Syndicate
Mega International Commercial Bank Co., Ltd.
Agricultural Bank of Taiwan Co., Ltd.
Bank of Taiwan Co., Ltd.
First Commercial Bank Co., Ltd.
Taiwan Cooperative Bank Ltd.
EnTie Commercial Bank
Chang Hwa Commercial Bank, Ltd.
Taiwan Business Bank, Ltd.
Taipei Fubon Commercial Bank Co., Ltd.
Taishin International Bank Co., Ltd.

September 28, 2022

KPMG Law Firm
61F, No. 7, Section 5, Xinyi Road, Xinyi District, Taipei City

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Attachments

1.Committed Limit Details
1-1.     Contact Details
2.Drawdown Application
3.Estimated 2019 Syndicated Loan Repayment Schedule
4.Lender Specimen Seal/Signature Certificate and Borrower Specimen Seal/Signature Certificate
5.Operating Income and Expense Account Affidavit
6.Repayment Account Pledge Agreement
7.Promissory Note
8.Power of Attorney for Promissory Note
9.Guarantor’s Consent Letter
10.Declaration (including 10-1 and 10-2)
11.Shareholder Advance Claim Subordination Affidavit
12.Negative Pledge
13.Credit Limit Assignment Agreement

Syndicated Credit Facility Agreement

This Syndicated Credit Facility Agreement (hereinafter this “Agreement”) is signed by the following parties on September 28, 2022:

(I)Gogoro Network (Cayman), Taiwan Branch, incorporated in accordance with the laws of the Republic of China (Taiwan), with its principal business address at No. 33, Dinghu Road, Dahua Village, Guishan District, Taoyuan City (hereinafter the “Borrower”);

(II)Gogoro Inc., a company organized and incorporated in accordance with the laws of the Cayman Islands, with its registered address at 190 Elgin Avenue27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands (hereinafter the “Guarantor”);

(III)Mega International Commercial Bank Co., Ltd., acting as the arranger for arranging the Banking Syndicate under this Agreement (hereinafter, the “Arranger”);

(IV)Mega International Commercial Bank Co., Ltd., acting as the agent for the management of credit facility procedures and various security interests under this Agreement (referred to in such capacity as the “Agent”); and

(V)Mega International Commercial Bank Co., Ltd., Agricultural Bank of Taiwan Co., Ltd., Bank of Taiwan Co., Ltd., First Commercial Bank Co., Ltd., Taiwan Cooperative Bank Ltd., EnTie Commercial Bank, Chang Hwa Commercial Bank, Ltd., Taiwan Business Bank, Ltd., Taipei Fubon Commercial Bank Co., Ltd. and Taishin International Bank Co., Ltd., (hereinafter individually a “Syndicated Bank”, or collectively the “Banking Syndicate”).

Whereas, the Borrower asked Gogoro Inc. to act as Guarantor and engaged the Arranger to arrange the organization of the Banking Syndicate to provide a medium-term loan up to NT$10,700,000,000 (hereinafter the “Credit Facility”) in order to repay the outstanding amount of the 2019 Syndicated Loan, to purchase batteries for electric vehicles and to enrich working capital;

Whereas, the Arranger agrees to organize the Banking Syndicate to provide the above syndicated credit facility and the Syndicated Banks agree to participate in this Credit Facility based on their individual committed limits;

Therefore, the parties have agreed to the below terms and conditions:
Article 1     Definitions and Interpretations

1.Definitions

Unless otherwise provided in this Agreement, the following terms are defined as follows:

(1)“Credit Facility” means the credit facility granted by the Banking Syndicate in accordance with this Agreement.

(2)“Tranche A Facility” is the medium-term loan in New Taiwan Dollar provided to the Borrower by the Tranche A Banks with their own funds.

(3)“Tranche B Facility” is the medium-term loan in New Taiwan Dollar provided to the Borrower by the Tranche B Banks with their own funds.

(4)“Tranche C Facility” is the medium-term load in New Taiwan Dollar provided to the Borrower by the Tranche C Banks with their own funds.

(5)“Tranche Facility” means the Tranche A Facility, Tranche B Facility and (or) Tranche C Facility, either individually or collectively.

(6)“Tranche A Banks” mean the Syndicated Banks that provide the Tranche A Facility to the Borrower.

(7)“Tranche B Banks” mean the Syndicated Banks that provide the Tranche B Facility to the Borrower.

(8)“Tranche C Banks” mean the Syndicated Banks that provide the Tranche C Facility to the Borrower.

(9)“Total Credit Limit” means the total maximum limit amount of the credit facility granted by the Banking Syndicate in accordance with this Agreement, i.e., NT$10,700,000,000, or the total credit limit after cancellation or revocation in accordance with this Agreement.

(10)“Committed Limit” means the credit limit that each Syndicated Bank agrees to provide under this Credit Facility in the amount listed in Attachment 1 or the limit after cancellation or revocation in accordance with this Agreement.

(11)“Commitment Ratio” means, (i) in relation to a Tranche Facility, the Committed Limit by each Syndicated Bank for the relevant tranche as a percentage of the credit limit of such Tranche Facility; (ii) in relation to the Total Credit Limit, the total Committed Limits under all Tranche Facilities by each Syndicated Bank as a percentage of the Total Credit Limit, as listed in Attachment 1.

(12)“Available Limit” means, (i) in relation to a Tranche Facility, the limit amount under such Tranche Facility or the limit amount remaining after repayment, cancellation or revocation in accordance with this Agreement; (ii) in relation to this Credit Facility, the Total Credit Limit or the total limit amount under this Credit Facility remaining after repayment, cancellation or revocation in accordance with this Agreement.

(13)“Business Day” means a day on which all banks located on the main island of Taiwan are open for full-day business.

(14)“Drawdown Day” means the date on which the principal of this Credit Facility is advanced to the Borrower in accordance with this Agreement, including the Initial Drawdown Date.

(15)“Initial Drawdown Date” means the date of the earliest drawdown of the credit limit under the Tranche A Facility, or the deemed date of initial drawdown in accordance with Article 2, paragraph 3 of this Agreement.

(16)“Interest Date” means the date on which the Borrower shall pay interest under this Credit Facility in accordance with Article 3, paragraph 1 of this Agreement.

(17)“Interest Adjustment Date” means the date on which the loan interest rate shall be adjusted in accordance with the variation of the reference rate in accordance with Article 3, paragraph 1 of this Agreement.

(18)“Principal Repayment Date” means the date on which the Borrower shall repay any portion of principal of this Credit Facility in accordance with Article 3, paragraph 2 of this Agreement.

(19)“Minimum Interest Rate” means, with respect to each tranches, the minimum interest rate as calculated in accordance with Article 3, paragraph 1, subparagraphs (4) and (5) of this Agreement.

(20)“Drawdown Application” means the Borrower’s application to seek drawdown of the Tranche A Facility, Tranche B Facility or Tranche C Facility in accordance with Article 2, paragraph 5 of this Agreement, in the form of Attachment 2.

(21)“2019 Syndicated Loan” means the syndicated loan of NT$7,200,000,000 signed by the Borrower and the banking syndicate arranged by Mega International Commercial Bank Co., Ltd. on March 28, 2019.

(22)“Estimated 2019 Syndicated Loan Repayment Schedule” means the schedule of outstanding credit balance under the 2019 Syndicated Loan to be repaid by the Borrower through drawdown of this Tranche A Facility, in the form of Attachment 3.

(23)“Operating Income and Expense Account” means the special-purpose account opened with the Agent by the Borrower and Gogoro Taiwan Sales and Services Limited, respectively, in accordance with Article 5, paragraph 1 of this Agreement.

(24)“Gogoro Taiwan Limited” means the stock limited company organized and incorporated in accordance with the laws of the Republic of China (Taiwan) with its principal business address at No. 33, Dinghu Road, Guishan District, Taoyuan City.

(25)“Gogoro Taiwan Sales and Services Limited” means the stock limited company organized and incorporated in accordance with the laws of the Republic of China (Taiwan) with its principal business address at No. 33, Dinghu Road, Guishan District, Taoyuan City.

(26)“Repayment Account” means the special-purpose account opened with the Agent by the Borrower in accordance with Article 5, paragraph 1 of this Agreement.

(27)“Repayment Account Pledge Agreement” means the pledge agreement signed by the Borrower in accordance with Article 5, paragraph 1 of this Agreement to provide a maximum-limited pledge on the Repayment Account to the Agent, in the form of Attachment 6.

(28)“Borrower’s Parent” means the Borrower’s parent Gogoro Network, a company organized and incorporated in accordance with the laws of the Cayman Islands and with its registered address at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(29)“Negative Pledge” means the pledge issued by the Borrower’s Parent in accordance with Article 8, paragraph 13 of this Agreement that is approved by resolution of its board of directors, in the form of Attachment 12.

(30)“Battery, Battery Swap Facility and its affiliated Facilities” means the Battery, Battery Swap Facility and its affiliated Facilities installed and owned by the Borrower in the Gogoro battery exchange energy network operated by the Borrower and its group.

(31)“Majority Syndicated Banks” means, (i) in relation to this Credit Facility, (a) the Syndicated Banks with an accumulated balance amount of principal drawn down and outstanding under this Credit Facility in excess of half of the total balance amount of principal drawn down and outstanding under this Credit Facility; (b) in the event that there has been no drawdown or there is no balance amount drawn down and outstanding, the Syndicated Banks representing accumulated Committed Limits in excess of half of Total Credit Limit; (ii) in relation to each Tranche Facility, (a) the Syndicated Banks representing accumulated balance amount of principal outstanding under such Tranche Facility in excess of half of the total balance amount of principal outstanding under such Tranche Facility; (b) in the event that there has been no drawdown or there is no balance amount drawn down and outstanding, the Syndicated Banks representing accumulated Committed Limits under such Tranche Facility in excess of half of the Committed Limits under such Tranche Facility.

(32)“Resolution of Majority Syndicated Banks” means, other than matters subject to the unanimous approval of the Banking Syndicate as expressly required in this Agreement, the resolution approved by the Majority Syndicated Banks after a meeting of the Syndicated Banks convened following written notice (including e-mail) or written enquiry issued by the Agent to the Banking Syndicate.

(33)“Credit Risk Sharing Ratio” means, (i) in relation to each Tranche Facility, (a) the ratio of each Syndicated Bank’s balance amount of principal drawn down and outstanding under such Tranche Facility to the total balance amount of principal drawn down and outstanding under such Tranche Facility; (b) in the event that there has been no drawdown or there is no balance amount drawn down and outstanding, each Syndicated Bank’s Commitment Ratio; (ii) in relation to this Credit Facility, (a) the ratio of each Syndicated Bank’s balance amount of principal drawn down and outstanding under this Credit Facility to the total balance amount of principal drawn down and outstanding under this Credit Facility; (b) in the event that there has been no drawdown or there is no balance amount drawn down and outstanding, each Syndicated Bank’s Commitment Ratio.

(34)“Credit Period” means the period during which the Banking Syndicate provides this Credit Facility to the Borrower in accordance with Article 2, paragraph 3 of this Agreement.

(35)“Period of Existence” means the period from the date on which the signature of this Agreement is completed until the date on which the Borrower and (or) the Guarantor has fully repaid all indebtedness owed under this Agreement (including but not limited to principal, interest, commitment fee, arranger fee, participation fee, processing fee, delay interest, breach penalty, advance administrative charge, other fees of all kinds, relevant compensation and interest accrued thereon, as well as all other relevant indebtedness), and the Borrower, the Guarantor and the Banking Syndicate have all fully performed all their obligations under this Agreement.

(36)“Security Document” means the Repayment Account Pledge Agreement, promissory note, power of attorney for the promissory note and documents signed by the Borrower and (or) the Guarantor at any time during the Period of Existence of this Agreement to secure their obligations and indebtedness under this Agreement.

(37)“IFRS” mean the International Financial Reporting Standards, international accounting principles, interpretations and public announcements of interpretations published by the International Accounting Standards Board.

(38)“Form 6-K Consolidated Financial Report” means the unaudited condensed consolidated financial statements submitted by the Guarantor, as a foreign issuer, to the U.S. Securities and Exchange Commission (hereinafter the “SEC”) in the form of Form 6-K.

(39)“Event of Breach” means any event listed under Article 9, paragraph 1 of this Agreement.

(40)“Potential Event of Breach” means an event that constitutes an Event of Breach with the lapse of time or the satisfaction of other conditions.

(41)“Material Adverse Event” means an act or event that has material adverse impacts on (a) Borrower and Guarantor’s financial, operating or business status; and (b) Borrower and Guarantor’s ability to perform this Agreement or the relevant transactional documents.

2.Interpretations

(1)The parties to this Agreement include their respective successors.

(2)The terms used in this Agreement include their singular and plural meanings.

(3)Any professional or institution such as an accountant, attorney, insurer or appraiser referred to in this Agreement that should provide an opinion, report, statement, insurance or appraisal services means a reputable professional or institution such as a certified accountant, attorney, insurer or appraiser.

(4)The title of each clause of this Agreement is for convenience only and does not interpret or restrict the provision of the clause.

Article 2     Credit Facility

1.Granting and Purpose of Facility

This Credit Facility is granted by the Banking Syndicate providing a medium-term loan up to a total limit of NT$10,700,000,000 for the following purposes:

(1)Tranche A Facility: To repay the balance amount outstanding under the 2019 Syndicated Loan.

(2)Tranche B Facility: For the Borrower’s purchase of batteries for electric vehicles.

(3)Tranche C Facility: To enrich working capital.

2.Credit Limit

The Total Credit Limit of this Agreement is NT$10,700,000,000. The limit of each Tranche Facility is as follows:

(1)Tranche A Facility:

Medium-term loan of NT$5,640,000,000 available for one drawdown on non-revolving basis.

(2)Tranche B Facility:

Medium-term loan of NT$3,344,000,000 available for multiple drawdowns on non-revolving basis.

(3)Tranche C Facility:

Medium-term loan of NT$1,716,000,000 available for multiple drawdowns on revolving basis.

3.
3.Credit Period and Extension

(1)Tranche A Facility: The Credit Period of the Tranche A Facility is 5 years starting from the Initial Drawdown Date.

(2)Tranche B Facility: The Credit Period of the Tranche B Facility is 5 years starting from the Initial Drawdown Date.

(3)Tranche C Facility: The Credit Period of the Tranche C Facility is 5 years starting from the Initial Drawdown Date.

(4)Subject to compliance with all conditions under this Agreement, the Borrower shall make the initial drawdown within 6 months from the date of signature of this Agreement, otherwise the expiration date of the 6-month period starting from the date of signature of this Agreement shall be deemed the Initial Drawdown Date.

(5)Extension of Credit Period

i.Where the Borrower’s operation is in normal status without any continuous Event of Breach, the Borrower may raise a written request to the Agent no later than 6 months prior to the end of Credit Period, to extend the Credit Period of this Credit Facility for 2 years, provided that the Credit Period may be extended once only.

ii.The Syndicated Banks shall reply to the Agent in writing within 2 months following the receipt of Agent’s written notice, on whether they agree to extend the Credit Period for 2 years with respect to part or all of the credit facilities at that time, in accordance with the terms and conditions under this Agreement. The Syndicated Banks shall exercise their consent rights independently and such independent act shall not affect the rights of other syndicated banks. Where the relevant syndicated banks fail to rely to the Agent within the foregoing period, it shall be deemed disagreeing on the extension.

iii.For those credit facilities that are not subject to agreement on extension, the Borrower shall repay all relevant outstanding amounts (including but not limited to the principal, interest and other amount payable) to those Syndicated Banks in accordance with this Agreement, or seek other banks (including the existing banks and newly participating banks) to assume those credit facilities that are not subject to agreement on extension.

iv.For those credit facilities that are subject to agreement on extension, the Borrower shall pay the extension fee at the rate of 0.15% of the facility subject to extension agreed by those syndicated banks (including the existing banks who agreed for the extension and newly participating banks) to the Agent by onetime payment on the expiration date of the original Credit Period, and the Agent will allocate the same to the relevant banks who agreed for the extension. For the avoidance of doubt, where the Borrower fails to pay the extension fee by the time required, it will not affect the extension of the Credit Period and the right of the Syndicated Banks for the extension fee, provided that the Borrower shall pay the delay interest and default penalty in accordance with Article 3, paragraph 3 of this Agreement.

4.Drawdown Deadline

Subject to compliance with the conditions of this Agreement, the Borrower may draw down this Credit Facility before the following deadlines:

(1)Tranche A Facility: One full drawdown within 6 months from the date of signature of this Agreement. Any limit amount not drawn down upon the expiration of such period shall be automatically cancelled and shall not be available for further drawdown.

(2)Tranche B Facility: Drawdown (or multiple drawdowns) shall be completed within 6 months from the Initial Drawdown Date. Any limit amount not drawn down upon the expiration of such period shall be automatically cancelled and shall not be available for further drawdown.

(3)Tranche C Facility: Drawdowns may be made on revolving basis during the Credit Period of Tranche C Facility.

5.Drawdown Manner

Subject to completion of the conditions precedent to drawdowns provided in this Agreement, the Borrower shall draw down this Credit Facility in the following manner:

(1)The Borrower shall submit a Drawdown Application (in the form as Attachment 2) with the Agent at least 7 Business Days before the Drawdown Date (or other shorter period agreed by the Agent) in the case of initial drawdown, or at least 5 Business Days before the Drawdown Date (or other shorter period agreed upon by the Agent) in the case of subsequent drawdown.

(2)For the drawdown of the Tranche A Facility:

The Borrower’s initial drawdown must include a drawdown of the Tranche A Facility, to repay the full remaining balance under the 2019 Syndicated Loan and cancel the limit. The Borrower shall also submit the Estimated 2019 Syndicated Loan Repayment Schedule (in the form of Attachment 3). All repayment procedures shall be managed by the Agent.

(3)For the drawdown of the Tranche B Facility:

i.To draw down the Tranche B Facility, each time the Borrower shall submit battery purchase agreements, transaction documents or proof of payment (including but not limited to invoices) acceptable to the Agent and the drawdown may be for made up to 80% of the amount prescribed in the transaction documents or proof of payment.

ii.Each drawdown under the Tranche B Facility shall be a minimum of NT$50,000,000 and shall be an integer multiple of NT$10,000,000 or the balance amount of the limit not yet drawn down at the time under Tranche B Facility, unless the Agent agrees otherwise.

(4)For the drawdown of the Tranche C Facility:

i.The utilization period of Each drawdown of the Tranche C Facility shall not be shorter than 60 days and not longer than 180 days (or other utilization period as agreed by the Agent) and the end date of utilization period of each drawdown shall not be beyond the Credit Period of Tranche C Facility.

ii.Each drawdown under the Tranche C Facility shall be a minimum of NT$50,000,000 and shall be an integer multiple of NT$10,000,000 or the balance amount of the limit not yet drawn down at the time under Tranche C Facility, unless the Agent agrees otherwise.

No Drawdown Application shall be revoked (recovered) after it is issued by the Borrower and delivered to the Agent in accordance with Article 12, paragraph 4 of this Agreement. However, if the Drawdown Date specified by the Borrower on the Drawdown Application becomes a non-Business Day due to a natural disaster or other events of force majeure, the Drawdown Date shall be the following Business Day. If the Borrower subsequently changes the Drawdown Date or if the drawdown request is invalid due to failure to meet the drawdown conditions, the Borrower shall compensate the costs and losses suffered by the relevant Syndicated Banks and (or) the

Agent, provided that the Syndicated Banks and (or) the Agent shall provide relevant proof or supporting documents of such costs and losses.

6.Drawdown Notice

After the Borrower has applied for drawdown in accordance with the previous paragraph, the Agent shall provide photocopies of the Borrower’s Drawdown Application and give notice to relevant Syndicated Banks about the loan amounts to be advanced to be provided calculated in accordance with their individual Commitment Ratios 2 Business Days before the Drawdown Date.

(1)Drawdown of the Tranches and Advance

i.The Syndicated Banks shall transfer the loan amounts to be advanced in accordance with their Commitment Ratios into the account designated by the Agent before 11 a.m. on the Drawdown Date.

ii.If the Borrower draws down the Tranche A Facility to repay the balance amount of the Borrower’s 2019 Syndicated Loan, the Borrower hereby authorizes the Agent to further transfer (deposit) the loans advanced by the Syndicated Banks to the account designated by the relevant financial institution listed in the Estimated 2019 Syndicated Loan Repayment Schedule. Upon transfer (deposit) of the funds to such account by the Agent, it shall be deemed that the Borrower has received the loans advanced by the Syndicated Banks.

iii.If the Borrower draws down the Tranche B Facility or Tranche C Facility, the Agent shall transfer the loan amounts to the Borrower’s account with the Agent on the Drawdown Date.

iv.If the Borrower utilizes the loan amount advanced under Tranche C Facility to repay the due loan amount, Tranche C Banks and the Agent are not required to separately transfer or advance the funds with respect to the same amount, for which this Agreement may serve as the proof that the Borrower has received the funds.

v.After the Agent has given notice to the Syndicated Banks about the loan amounts to be advanced in accordance with the previous subparagraph, the Agent may trust that the Syndicated Banks will advance the loans as agreed. Unless the Agent has received a notice from the Syndicated Banks one Business Day before the Drawdown Date stating that the loans cannot be advanced in accordance with the Commitment Ratios, the Agent may (but is not obligated to) advance the loan amounts to the Borrower on time based on such trust. However, before the Agent actually receives the agreed loan amounts advanced by the Syndicated Banks, it is not obligated to release or advance any amount to the Borrower on behalf of the Syndicated Banks. If the Agent has advanced the loan amounts to the Borrower on behalf of the Syndicated Banks, such Syndicated Banks shall share the credit risk in accordance with the Credit Risk Sharing Ratio.

vi.If the Agent has advanced to the Borrower the loan amounts that should be advanced by the Syndicated Banks, and if any Syndicated Bank fails to advance the loan amount to the Agent on time making the Agent to advance the loan amount, then following the Agent’s request, the Borrower shall return to the Agent the funds that had not been advanced by the relevant Syndicated Bank but advanced by the Agent within 5 Business Days from the advance, together with interest accrued from the date of advance at the loan interest rate provided under Article 3, paragraph 1 of this Agreement. The Syndicated Bank shall be liable for compensating any damage caused to the Borrower and (or) the Agent due to its failure to advance the loan amounts in accordance with this Agreement (including but not limited to the losses and relevant expenses incurred from the acquisition of the relevant facility at a cost that is higher than the interest (fee) rates under this Agreement), provided that the Borrower and (or) the Agent shall provide relevant supporting documents. Also, the Borrower shall not be obligated to pay the commitment fee in accordance with Article 10, paragraph 1, subparagraph (1) of this Agreement for the credit limit not drawn down due to the Syndicated Bank’s failure to advance the loan.

(2)If the loan amounts are not advanced in accordance with this Agreement due to any event that is imputable to the Syndicated Banks, the Syndicated Banks shall arrange an alternative credit facility with equivalent conditions as this Agreement for the Borrower and shall compensate all damages suffered by the Borrower and (or) the Agent (including but not limited to the losses and relevant expenses incurred from the acquisition of the relevant facility at a cost that is higher than the interest (fee) rates under this Agreement), provided that the Borrower and (or) the Agent shall provide relevant documents or proof of the losses and expenses claimed. If the event is not imputable to the Syndicated Banks, such Syndicated Banks shall negotiate with the Borrower in good faith to compensate all damages incurred by the Borrower or the Agent (including but not limited to the losses and relevant expenses incurred from the acquisition of the relevant facility at a cost that is higher than the interest (fee) rates under this Agreement) and shall make reasonable efforts to try to arrange or assist the Borrower to acquire other credit facility in an alternative manner that is feasible in the market at the time, provided that the Syndicated Banks be liable as to whether or not such alternative credit facility can indeed be acquired.
Article 3     Repayment and Other Loan Conditions

1.Interest (Fee) Rate Computation and Payment

The Borrower shall pay interest in accordance with the following:

(1)Tranche A Facility and Tranche B Facility

i.The loan interest rate for the Tranche A Facility and the Tranche B Facility shall be variable based on the reference rate plus a margin applied by the adjustment mechanism as prescribed in subparagraphs (4) and (5) of this paragraph, provided that the annual interest rate after the margin before tax shall not be lower than the Minimum Interest Rate. The Borrower shall bear the business tax and stamp duty for the interest.

“Reference rate” referred to above means the 3-month fixing rate quoted on the page of the Taipei Interbank Offered Rate (TAIBOR) published on the website of the Bankers Association of the Republic of China at about 11:30 a.m. Taipei Time 2 Business Days before each Drawdown Date and (or) Interest Adjustment Date. If such applicable reference rate is not available, the interest rate for the same period one Business Day before the date of reference rate shall be used as the reference rate. If such rate is still unavailable, the interest rate quoted for the second longest period displayed on such information system shall be adopted based on market practice.

ii.The Interest Adjustment Date is the corresponding date of the Initial Drawdown Date of the Tranche A Facility and the Tranche B Facility every 3 months (or the final date of the month if there is no corresponding date). Interest is adjusted once every 3 months. Interest is payable once a month (the interest accrual period is from the 21st day of the previous month until the 20th day of the current month). The Interest Date is the 25th day of each month, or the next Business Day if the Interest Date is not a Business Day, or the preceding Business Day, if the next Interest Date occurs to be in the next month.

(2)Tranche C Facility

i.The loan interest rate for the Tranche C Facility shall be variable based on the reference rate plus a margin applied by the adjustment mechanism as prescribed in subparagraphs (4) and (5) of this paragraph, provided that the annual interest rate after the margin before tax shall not be lower than the Minimum Interest Rate. The Borrower shall bear the business tax and stamp duty for the interest.

“Reference rate” referred to above means the 3-month fixing rate quoted on the page of the Taipei Interbank Offered Rate (TAIBOR) published on the website of the Bankers Association of the Republic of China at about 11:30 a.m. Taipei Time 2 Business Days before each Drawdown Date. If such applicable reference rate is not available, the interest rate for the same period one Business Day before the date of reference rate shall be used as the reference rate. If such rate is still unavailable, the interest rate quoted for the second longest period displayed on such information system shall be adopted based on market practice.

iii.There will be no interest rate adjustment during the loan period of Tranche C facility. Interest is payable once a month (the interest accrual period is from the 21st day of the previous month until the 20th day of the current month). The Interest Date is the 25th day of each month, or the next Business Day if the Interest Date is not a Business Day, or the preceding Business Day, if the next Interest Date occurs to be in the next month. Provided however that the interest shall be paid on the expiration date of each loan advance.

(3)The loan interest for the Credit Facility is calculated based on 365 days a year and accrues on the actual number of days lapsed. The loan interest rates for the Credit Facility are annual rates calculated until the 4th digit after the decimal point, with the 5th digit rounded up if it is 5 or higher and rounded down if it is 4 or lower.

(4)Interest Rate Adjustment Mechanism

Upon the expiration of the 3-month period after the Initial Drawdown Date, if none of the Borrower, the Borrower’s Parent or the Guarantor has any Event of Breach, the above annual interest rate margin shall be adjusted every half a year according to the earnings before tax margin based on the Guarantor’s latest CPA-audited annual consolidated financial report and the Form 6-K Consolidated Financial Report as published and filed with the SEC for the second quarter. The interest rate margin of each tranche shall be adjusted in accordance with the table below from the next drawdown date or interest period following the published date of the above mentioned financial report, provided that the loan interest rate before tax after applying the interest rate margin adjustment mechanism in accordance with this subparagraph shall in no event be lower than the minimum interest rate (the interest rate before tax, hereinafter the “Minimum Interest Rate”):

Applicable Benchmark: Earnings before Tax Margin (X)	Each Tranche Facility Annual Interest Rate Margin	Each Tranche Facility Minimum Interest Rate
X≦0%	1.60%	1.85%
0%＜X≦5%	1.50%	1.80%
X >5%	1.40%	1.75%

Earnings before Tax Margin (X) = (Net Profit before Tax / Net Operating Revenue) x 100%

(5)ESG Interest Rate Adjustment Mechanism

i.Upon the expiration of the 3-month period after the Initial Drawdown Date, if none of the Borrower, the Borrower’s Parent or the Guarantor has any Event of Breach, and the Borrower meets the following ESG benchmark, the annual interest rate may be decreased by applying the ESG interest rate adjustment mechanism:

ESG Benchmark:
The accumulated carbon emission reduction per annum (hereinafter “Carbon Saved”), contributed by the battery lease and the relevant energy technology service offered by the Borrower for the electric scooters within the Republic of China, reaches:

(a)If the Carbon Saved reaches 100,000 tons or more compared to those of the previous year, then the interest rate margin of the Credit Facility may be lowered by 0.02%;
(b)If the Carbon Saved reaches 120,000 tons or more compared to those of the previous year, then the interest rate margin of the Credit Facility may be lowered by 0.04%.

ii.The foregoing Carbon Saved may be referred to the contents in the CPA-audited annual financial report of the Borrower, or a report issued by an independent third-party agency.

iii.If the Borrower meets the ESG benchmark of the Credit Facility, it may request for applying the ESG interest rate adjustment mechanism starting from the next drawdown date or interest rate period following the submission of the annual financial report or report of independent third-party agency to the Agent. Notwithstanding the above, if the Borrower meets the ESG benchmark of the Credit Facility before the Initial Drawdown Date and the 2021 annual financial report or report of independent third-party agency shows that Borrower’s Carbon Saved in the year of 2021 reaches the foregoing ESG benchmark, the ESG interest rate adjustment mechanism may apply from the Initial Drawdown Date in the year of 2022.

iv.The loan interest rate before tax after applying the ESG interest rate adjustment mechanism in accordance with this subparagraph shall in no event be lower than the Minimum Interest Rate as prescribed in the foregoing subparagraph (4).

(6)If the Borrower, the Borrower’s Parent or the Guarantor has any Event of Breach, the loan interest rates for each facility shall be calculated based on the highest annual interest rate margin until the Event of Breach is waived or released in accordance with this Agreement.

2.Repayment

The loan of this Credit Facility shall be repaid in the following manner:

(1)For the Tranche A Facility:

i.The balance amount of principal drawn down upon the expiration of the drawdown deadline of the Tranche A Facility shall be amortized and repaid by the Borrower over 9 installments, each installment being 6 months and the principal repayment date of the first installment being the expiration date of the 1-year period starting from the Initial Drawdown Date. 7.5% of the principal balance shall be repaid per installment from the 1st to the 8th installments and 9% of all the outstanding balance under Tranche A shall be repaid at the 9th installment.

ii.If the relevant syndicated banks agree to extend the Credit Period, on the basis of the principal amount under Tranche A subject to agreement on extension (“Extended Principal of Tranche A”), the Extended Principal of Tranche A shall be amortized and repaid over 5 installments, each installment being 6 months and the principal repayment date of the first installment being the expiration date of the original Credit Period.

(2)For the Tranche B Facility:

i.The balance amount of principal drawn down upon expiration of the drawdown deadline of the Tranche B Facility shall be amortized and repaid by the Borrower over 6 installments, each installment being 6 months and the principal repayment date of the 1st installment being the expiration date of the 3-year period starting from the Initial Drawdown Date. 7.5% of the principal balance shall be repaid per installment from the 1st to the 4th installments and all the outstanding balance under Tranche B shall be repaid in the 5th installment.

ii.If the relevant syndicated banks agree to extend the Credit Period, on the basis of the principal amount under Tranche B subject to agreement on extension (“Extended Principal of Tranche B”), the Extended Principal of Tranche B shall be amortized and repaid over 5 installments, each installment being 6 months. 10% of the Extended Principal of Tranche B shall be repaid per installment from the 1st to the 4th installments and all outstanding balance of Extended Principal under Tranche B shall be repaid upon the expiration of Credit Period.

(3)For the Tranche C Facility:

After the Borrower draws down Tranche C Facility in accordance with this Agreement, it shall repay all balance amount of principal drawn down upon the expiration of each drawdown period by onetime payment. However, in case of revolving drawdown, the Tranche C Banks may use the newly drawdown amount as the repayment to the outstanding and due principal amount, with no need to make separate remittance or transfer, and the Borrower shall be deemed its receipt of such amount.

In all circumstances, the Borrower shall fully repay all balance amount outstanding from each drawdown upon the expiration of the Credit Period, interest payable and other amounts and fees payable.

3.Delay Interest and Breach Penalty

If the Borrower delays in the repayment of principal or the payment of interest, or any other amount or fee payable in accordance with this Agreement, to the extent permitted by law, delay interest shall accrue at the delay interest rate, which shall be the original loan interest rate of this Credit Facility plus a margin of 2% per annum (each such rate after the margin hereinafter referred to as the “Delay Interest Rate”), from the due date and (or) payable date (inclusive) until the date of actual repayment. If the delay is within 6 months (inclusive), breach penalty shall also accrue at 10% of the Delay Interest Rate on the amount of delay. If the delay exceeds 6 months, breach penalty shall accrue at 20% of the Delay Interest Rate on the amount of delay. If the reference rate applied to the interest of this Credit Facility changes, delay interest and breach penalty shall accrue in a variable manner in accordance with the provisions of this Agreement. Delay interest and breach penalty accrue on a daily basis and are calculated based on the actual number of days lapsed in proportion to the 365 days of a year. If the Borrower’s payment is delayed for over a year (or a shorter period permitted by the law) and if repayment is not made following demand, the Agent may roll over delay interest under any outstanding principal, or fee payable for the common interest of the Banking Syndicate and accrue interest thereon. Delay interest and breach penalty shall be paid immediately upon the Agent’s request.

4. Cancellation of Credit Limit

The Borrower shall not cancel all or part of the undrawn credit limit under the Tranche Facility, except if all of the following conditions are satisfied:

(1)An irrevocable written notice was given to the Agent at least 15 Business Days before the limit cancellation date;

(2)The cancelled limit amount shall be at least NT$50,000,000 and any amount in excess thereof shall be integer multiples of NT$10,000,000, or the full amount of the limit amount not drawn down at the time under the relevant Tranche Facility;

The total limit amount remaining available after the Borrower’s cancellation in accordance with the above is the limit amount of this Credit Facility starting from the date of cancellation.

If the Borrower cancels the limit amount in a manner other than in accordance with the above provisions, a one-time compensation fee shall be paid to the Agent at a fee rate of 0.10% of the cancelled amount, which shall be forwarded by the Agent to the relevant Syndicated Banks based on the Commitment Ratios. The cancelled credit limit shall no longer be available for further drawdowns.

5.Prepayment

The Borrower shall not prepay all or part of any loan amount that is not yet due under the Tranche Facility, except if all of the following conditions are satisfied:

(1)An irrevocable written notice was given to the Agent at least 15 Business Days before the prepayment date;

(2)The prepayment amount shall be at least NT$50,000,000 and any amount in excess thereof shall be integer multiples of NT$10,000,000, or the full amount of the limit amount not drawn down at the time under the relevant Tranche Facility;

(3)The prepayment date must be an Interest Date.

Upon prepayment by the Borrower, the repayment shall be in an order that starts from the loan with the closest due date under the principle that loans that become due first shall be repaid first and all interest, fees and other amounts payable shall be paid at the same time. The limit amount prepaid under the Tranche A Facility and Tranche Facility shall no longer be available for drawdown.

Unless otherwise provided in this Agreement, if the Borrower makes prepayment other than in accordance with the above provisions, a one-time compensation fee shall be paid to the Agent at a fee rate of 0.10% of the prepayment amount, which shall be forwarded to the relevant Syndicated Banks. The Borrower shall also bear the break funding costs incurred by the relevant Syndicated Banks due to prepayment, provided that the relevant Syndicated Banks shall provide relevant documents or proof showing the break funding costs they claim.

6.Change of Laws and Mandatory Prepayment

If, after the provision of this credit facility, any Syndicated Bank’s part or all of its commitment or facility under this Agreement becomes illegal due to changes of any laws or orders or necessity to comply with laws or competent authority’s rules, such Syndicated Bank shall immediately negotiate a solution with the Borrower and shall also give immediate written notice to the Agent. The agreement reached through such negotiation shall be binding on all parties. If an agreement is not reached within 5 Business Days, the credit commitment of such Syndicated Bank with respect to violation of rules, shall be revoked or reduced and the Borrower shall repay to the Agent the loan amount already advanced, subject to revocation or reduction, by such Syndicated Bank and loan interest accrued in accordance with this Agreement from the Drawdown Date to the date of repayment, as well as any other amount payable to such Syndicated Bank in accordance with this Agreement, within a reasonable period designated by the Agent and permitted by the law. The Borrower shall not pay for the compensation for early repayment as stated in Article V, provided that the Borrower shall still bear the break funding costs incurred by the relevant Syndicated Banks due to prepayment. In addition, the Borrower shall not pay the commitment fee for such revoked or reduced credit limit since its receipt of notice from the Syndicated Bank.

If the above breach of law is imputable to an event imputable to the Syndicated Bank concerned, such Syndicated Bank shall arrange alternative credit facility with equivalent conditions as this Agreement for the Borrower and shall compensate the Borrower for the additional costs and expenses incurred due to prepayment of the facility in accordance with the previous paragraph (provided that the Borrower shall provide relevant documents or proof showing the additional costs and expenses it claims).

7. Taxes and Charges

Other than the profit-seeking enterprise income tax of the Syndicated Banks and other provisions of this Agreement, any tax imposed currently or in the future due to any amount payable under this Agreement or any document related hereto (including but not limited to business tax and stamp duty incurred from interest accrual, etc.) shall be borne by the Borrower. If the Banking Syndicate is obliged to pay other taxes related to this Credit Facility or if the taxing basis of any tax previously borne by the Borrower is changed due to any change of law or change in the interpretation of the law by the competent authority, such tax shall be borne by the Borrower.

The Borrower shall not withhold or deduct any fee or tax from any amount paid to the Syndicated Banks. If the law requires that the Borrower must withhold any amount from the amount payable to the Syndicated Banks under this Agreement, the Borrower shall increase the amount payable so that, after the amount to be deducted is deducted (including the increased withheld amount due to the payment of such amount), the amount received by the Syndicated Banks is the same as the amount without withholding.

All taxes and reasonable costs incurred due to the signature and performance of this Agreement or documents related hereto or the security or enforcement of claims by the Syndicated Banks shall be borne by the Borrower.

8. Increased Cost

If the Syndicated Banks incur increased costs in granting the credit due to changes of laws or orders or changes in the interpretation of laws or orders by the competent authority, the Borrower shall pay such amount immediately in accordance with the request of the Syndicated Banks to compensate the increased costs of the Syndicated Banks, provided that the Syndicated Banks shall provide relevant supporting documents.

9. Indemnification

The Borrower and (or) the Guarantor shall indemnify any Syndicated Bank, the Arrangers or the Agent for all losses, indebtedness, damage, costs and expenses incurred in relation to this Agreement due to any Event of Breach by the Borrower and (or) the Guarantor or any breach of any obligation under this Agreement by the Borrower and (or) the Guarantor. The Borrower and (or) the Guarantor shall also indemnify any Syndicated Bank, the Arrangers or the Agent for any cost of capital such as interest or fee incurred due to the non-repayment of any relevant amount. However, the Borrower and (or) the Guarantor shall not indemnify any loss, indebtedness, damage, cost or expense incurred due to the willful conduct or gross negligence of any Syndicated Bank, the Arrangers or the Agent.

10. Time and Place of Payment

Unless otherwise provided by this Agreement, all payments made by the Borrower in accordance with this Agreement, including but not limited to the repayment of principal of this Credit Facility, interest or other fees, shall be made by the Borrower to the business place designated by the Agent. Otherwise the repayment shall not take effect. The Borrower shall also make transfers into the account designated by the Agent before 12:00 p.m. Taipei Time on the principal repayment date, Interest Date or other due date. Payment after 12:00 p.m. Taipei Time shall be deemed payment on the following Business Day. If any due date is not a Business Day, it shall be postponed to the following Business Day. However, if the postponement goes across calendar months, payment shall be made on the previous Business Day.

Article 4    Conditions Precedent to Drawdown Limit

1.Conditions Precedent to Initial Drawdown

The Borrower’s initial drawdown of the Committed Limit of this Credit Facility in accordance with this Agreement is subject to the conditions precedent of the Agent’s receipt of the following documents at least 7 Business Days before the initial drawdown or other shorter period agreed by the Agent in the form and substance acceptable to the Agent (if any document is submitted in photocopy, the provider of the document must certify that it is a genuine, correct and full photocopy):

(1)This Agreement legally signed by all parties;

(2)Drawdown Application legally signed by the Borrower; for drawdown of the Tranche B Facility, relevant proof of transaction under Article 2, paragraph 5, subparagraph (3) of this Agreement shall be submitted;

(3)Submission of the Estimated 2019 Syndicated Loan Repayment Schedule;

(4)Photocopies of the latest documents below of the Borrower’s Parent certified as consistent with the original documents: Certificate of Incorporation, Memorandum and Articles of Association, List of Shareholders (of 10% or more shareholding), Register of Directors, Certificate of Incumbency, Certificate of Good Standing, proof of payment of annual fee, the Borrower’s Change Registration Form for Branch of Foreign Company issued by the Ministry of Economic Affairs;

(5)Minutes or authorization (Authorization Letter or similar document) showing approval from the board of directors and (or) shareholders’ meeting of the Borrower’s Parent for the signature of this Agreement, Security Documents and other contract documents and authorizing its representative or other authorized signatory to sign such relevant contracts and documents and specimen of the authorized person’s signature and (or) seal;

(6)Photocopies of the latest documents below of the Guarantor certified as consistent with the original documents: Certificate of Incorporation, Memorandum and Articles of Association, List of Shareholders (of 10% or more shareholding), Register of Directors, Certificate of Incumbency, Certificate of Good Standing, proof of payment of annual fees;

(7)Minutes or consent showing approval from the board of directors and (or) shareholders’ meeting of the Guarantor for the signature of this Agreement, Security Documents and other contracts and documents, the provision of all security and relevant documents under this Agreement, and authorizing its representative or other authorized signatories to sign such relevant contracts and documents and specimen of the authorized person’s signature and (or) seal;

(8)The Borrower and Gogoro Taiwan Sales and Services Limited shall each have opened an Operating Income and Expense Account with the Agent in accordance with Article 5, paragraph 1, of this Agreement and have issued an Operating Income and Expense Account Affidavit in accordance with Article 5, paragraph 1 of this Agreement, in the form of Attachment 5;

(9)The Borrower shall have opened the Repayment Account and signed a Repayment Account Pledge Agreement in accordance with paragraph 1, Article 5 of this Agreement, in the form of Attachment 6;

(10)The Borrower and the Guarantors shall have co-signed the promissory note and power of attorney for the promissory note with amounts equivalent to the Total Credit Limit in accordance with Article 5, paragraph 2 of this Agreement, in the form of Attachment 7 and Attachment 8, respectively;

(11)The Borrower’s accountant-audited or most recently reviewed financial reports before initial drawdown and Guarantor’s accountant-audited or most recently reviewed financial reports before initial drawdown or the Form 6-K Consolidated Financial Report published and filed with the SEC;

(12)Legal opinion issued by the Banking Syndicate’s legal advisors for the Republic of China (Taiwan) and the Cayman Islands;

(13)In the event of advance by any shareholder of the Borrower’s Parent and (or) Guarantor, the Shareholder Advance Claim Subordination Affidavit issued by such shareholder shall be provided, in the form of Attachment 11;

(14)The Borrower’s Parent shall have provided the Negative Pledge in accordance with Article 8, paragraph 13 of this Agreement, signed with the approval by resolution of its board of directors, in the form of attachment 12;

(15)Satisfaction of the Know Your Customer (KYC) documents required by the Banking Syndicate; and

(16)Other documents or proof as reasonably required by the Agent.

2.Conditions Precedent to Subsequent Drawdown

The Borrower’s subsequent drawdown of the Committed Limit in accordance with this Agreement and the performance of commitments by each Syndicated Bank to the Borrower in accordance with this Agreement is subject to the conditions precedent of the Agent’s receipt of the following documents or proof at least 5 Business Days before the Borrower’s contemplated Drawdown Date or other shorter period agreed by the Agent (if any document is submitted in photocopy, the provider of the document must certify that it is a genuine, correct and full photocopy):

(1)Drawdown Application legally signed by the Borrower; for drawdown of the Tranche B Facility, relevant proof of transaction as prescribed in Article 2, paragraph 5, subparagraph (3) of this Agreement shall be submitted;

(2)In the event of advance by any shareholder of the Borrower’s Parent and (or) Guarantor, the Shareholder Advance Claim Subordination Affidavit issued by such shareholder shall be provided, in the form of Attachment 11; and

(3)Other documents or proof reasonably required by the Agent.

3.Other Conditions Precedent to Drawdown

To draw down this Credit Facility, in addition to completing the above drawdown conditions, the Borrower shall also comply with the following:

(1)The credit limit that the Borrower wishes to draw down shall not have exceeded the relevant Committed Limit, drawdown deadline or Credit Period provided in this Agreement.

(2)The declarations, warranties, matters agreed and all documents and information provided by the Borrower and (or) the Guarantor in accordance with this Agreement shall be truthful, correct and most updated. There shall be no material adverse changes to their properties, finances or operating status, no litigation, arbitration, petition, administrative dispute, enforcement or non-litigative proceeding pending or existing that may have a material adverse effect on the Borrower’s and (or) the Guarantor’s ability to perform the agreement. All conditions listed in this Article and documents already provided remain valid and applicable during the Period of Existence of this Agreement.

(3)No Event of Breach or Potential Event of Breach has occurred or is continuing that is not remedied or that cannot be remedied, nor shall any drawdown of this Credit Facility result in any Event of Breach or Potential Event of Breach occurring or continuing that is not remedied or that cannot be remedied.

(4)The Borrower has paid in full all fees and amounts payable under this Agreement and no event has occurred for which the Banking Syndicate and (or) the Agent may suspend the provision of the credit limit in accordance with this Agreement.

The Borrower’s submission of the Drawdown Application constitutes the Borrower’s representation and warranty that it has complied with the conditions under subparagraphs (2) to (4) of this paragraph. In case of any Event of Breach or Potential Event of Breach, the Borrower shall give notice to the Agent before 10 a.m. on the Business Day before the Drawdown Date at the latest. The Agent may decide whether or not to suspend the drawdown or handle it otherwise depending on the actual situation.

4.Other Conditions to Maintain Facility

Each Syndicated Bank’s obligation to continuously maintain the credit limit is subject to the condition of the Borrower’s and the Guarantor’s performance of all obligations of this Agreement and timely completion of the provision of all securities under Article 5 of this Agreement.

Article 5    Special-Purpose Account and Security

The Syndicated Banks agree that all security provided by the Borrower and (or) the Guarantor in accordance with this Agreement and all documents that guarantee the repayment of indebtedness by the Borrower and (or) the Guarantor shall be made to the name of the Agent, which shall act in the capacity of a joint creditor in the common interest of the Banking Syndicate to hold and enjoy the interest of all security. The Agent shall also act as the assignee, pledgee and trustee of the security interest.

1.Special-Purpose Account and Pledge

Before the initial drawdown of this Credit Facility, the Borrower shall procure Gogoro Taiwan Sales and Services Limited to open a special-purpose account with the Agent before the initial drawdown of this Credit Facility and to carry out the following during the Period of Existence of this Credit Facility:

(1)Operating Income and Expense Account

The Borrower shall open an Operating Income and Expense Account with the Agent and ensure that 80% of its revenue within the territory of the Republic of China (Taiwan) shall be deposited (transferred) into such account starting from the date of signature of this Agreement. The Borrower shall also procure that Gogoro Taiwan Sales and Services Limited open an Operating Income and Expense Account with the Agent or the business unit designated by the Agent and the Borrower and Gogoro Taiwan Sales and Services Limited

shall issue an affidavit (in the form of Attachment 5), undertaking and ensuring that, starting from the date of signature of this Agreement, 80% of its revenue within the territory of the Republic of China (Taiwan) shall be deposited (transferred) into such account, and cooperate to provide the supporting materials relating to the revenue upon the request of Agent.

(2)Repayment Account

i.The Borrower shall open a Repayment Account with the Agent and sign a Repayment Account Pledge Agreement (in the form of Attachment 6) with the Agent, creating a maximum-limit pledge on the interest in such account for the benefit of the Agent. The Borrower shall ensure that the balance of such account shall be maintained at all times with an amount equivalent to at least 3 installments of interest payable calculated from the balance amount of principal drawn down under this Credit Facility at the end of the previous month (“Minimum Amount”).

ii.The Borrower shall complete the relevant process of pledge in accordance with the Repayment Account Pledge Agreement, including but not limited to a pledge notice by the Borrower to the Agent (in the form of Annex 1 to Attachment 6 or in other forms as agreed by the Agent) and make a pledge remark on the pledged account. The Borrower shall also provide the relevant proof documents to the Agent.

iii.The Borrower shall not withdraw any amount from the Repayment Account without Agent’s consent. It shall be confirmed that the balance of the Repayment Account shall meet the Minimum Amount after withdrawing. Prior to any change of balance of the Repayment Account, the Borrower shall re-issue a pledge notice to the pledgee in accordance with the Repayment Account Pledge Agreement (in the form of Annex 1 to Attachment 6 or in other forms as agreed by the Agent).

iv.On the condition that there is no Event of Breach, the proceeds from the Repayment Account may be collected by the Borrower or transferred to a general deposit account designated by the Borrower following the prior written consent of the Agent.

In case of any Event of Breach listed in this Agreement, the Agent may use the funds deposited currently or in the future in the Borrower’s Operating Income and Expense Account and (or) Repayment Account to repay any outstanding balance of this Credit Facility until all principal, interest and relevant fees owed by the Borrower under this Credit Facility are fully repaid.
Unless otherwise provided in this Agreement, neither the Borrower nor Gogoro Taiwan Sales and Services Limited shall assign, change, settle, create pledge on or otherwise encumber, deliver trust or otherwise dispose of the Operating Income and Expense Account and (or) the Repayment Account.

2.Promissory Note

Before seeking initial drawdown under this Credit Facility, the Borrower shall sign together with the Guarantor a promissory note in the form of Attachment 7, naming the Agent as the payee and with a face value that is equivalent to the Total Credit Limit. The Borrower and the Guarantor shall also co-sign a power of attorney for the promissory note in the form of Attachment 8 and hand it over to the Agent for custody, unconditionally and irrevocably authorizing the Agent to fill out the due date, interest start date and interest rate, etc., in the promissory note in accordance with the provisions of this Agreement at any time upon occurrence of any Event of Breach and exercise all rights on the promissory note. During the Period of Existence of this Agreement, the Borrower and the Guarantor shall issue a new replacement promissory note and power of attorney for the promissory note in the same form and with the same details and provide them to the Agent at least every 2 years or when it deems necessary. After the Borrower and the Guarantor have handed over the new replacement promissory note and power of attorney for the promissory note to the Agent, the Agent shall return the previously issued old promissory note and power of attorney for the promissory note to the Borrower. After the Borrower has repaid all indebtedness in accordance with this Agreement and relevant contracts, the Agent shall return the promissory note and power of attorney for the promissory note to the Borrower. The Borrower and (or) Guarantor may ask to reduce the amount of the promissory note based on partial repayment of indebtedness or partial cancellation of credit limit and issue a new replacement promissory note and power of attorney for the promissory note based on the actual credit limit at the time, provided that there shall be no more than one such replacement per year.

Article 6    Guarantee

1.Joint and Several Guarantee

To secure all indebtedness owed by the Borrower in accordance with this Agreement, the Guarantor agrees to serve as the Borrower’s guarantor with joint and several liability. The Guarantor shall be jointly liable together with the Borrower in relation to all indebtedness owed by the Borrower under this Agreement (including but not limited to all costs, expenses and relevant fees incurred from the security or enforcement of the interest under this Agreement and Security Documents) for the full repayment to the Banking Syndicate.

2.Guarantor’s Consent

If the Borrower fails to perform any indebtedness owed under this Agreement, the Guarantor agrees to waive the right of discussion and immediately repay such indebtedness in full. The Guarantor also agrees to the following:

(1)Before the main indebtedness guaranteed by the Guarantor is fully repaid, if the Guarantor makes repayment to the Banking Syndicate on behalf of the Borrower, to the extent of the repayment, the Guarantor’s claim against the Borrower and the right taken over from the Banking Syndicate shall be subordinated to and shall only be repaid after all of the Banking Syndicate’s remaining claims against the Borrower in accordance with this Agreement, after deduction of the portion repaid by the Guarantor on the Borrower’s behalf, are repaid.

(2)In case of bankruptcy, reorganization, liquidation or insolvency of the Borrower, the Guarantor shall not claim any reduction of its liability and shall still be liable for the repayment of all indebtedness owed by the Borrower in accordance with this Agreement. The same applies in case of any change to the Borrower’s organization.

(3)The Guarantor agrees that all agreements, undertakings or special agreements made by the Borrower in relation to this Agreement (including but not limited to repayment, security of claim, acknowledgment of claim, collection and use of information or other agreements) are binding on the Guarantor and shall be complied with and performed by the Guarantor, except for actions or non-actions that should be performed exclusively by the Borrower.

(4)The Banking Syndicate may claim repayment from the Guarantor without having to first seek repayment from the collateral under this Agreement or exercise the claim under the promissory note under Article 5, paragraph 2 of this Agreement.

(5)Unless the Guarantor repays all indebtedness under this Credit Facility on behalf of the Borrower, the Guarantor shall not ask the Banking Syndicate to transfer the collateral and security interest. When the Guarantor has repaid all indebtedness on behalf of the Borrower and seeks the transfer of collateral from the Banking Syndicate in accordance with the law, it shall not voice any objection to the Banking Syndicate due to any defect in the security interest, proof of claim or collateral.

(6)The Guarantor’s guarantee in accordance with this Agreement shall not be impacted by the Banking Syndicate’s refusal to accept any collateral, the invalidity of any collateral already accepted or the Banking Syndicate’s consent about the disposal of any amount already paid or to be paid to the Borrower. The Guarantor agrees that the Borrower may replace or change the collateral provided to the Banking Syndicate in accordance with this Agreement and the Guarantor’s guarantee liability shall not be impacted by such replacement or change of collateral. The Guarantor hereby waives the right to require that the Banking Syndicate must first seek repayment from the Borrower or any other person before seeking repayment from the Guarantor, including the right to require a certificate of refusal, as well as any other right under Article 745 of the Civil Code.

(7)If the Banking Syndicate subsequently grants a written approval for delayed repayment of any of the Borrower’s indebtedness under this Agreement, the Guarantor shall further give a written consent (including but not limited to signing an addendum) to continue its joint and several liability together with the Borrower for any extended indebtedness and to be liable for the full repayment to the Banking Syndicate.

(8)Any security or guarantee further provided by the Borrower currently or in the future to secure its indebtedness shall not be impacted by the signature, performance, cancellation or termination of the guarantee under this paragraph (i.e., the guarantee under this paragraph shall be without prejudice to any other security or guarantee further provided by the Borrower to secure its indebtedness) and the effect of the guarantee under this paragraph shall not be impacted by any other security or guarantee further provided by the Borrower.

(9)The Guarantor also agrees to waive any other guarantor’s right under Chapter 2, Section 24 of the Debt Volume of the Civil Code, unless prior waiver is not permitted by the law.

3.Addition/Replacement of Guarantor

During the Period of Existence of this Agreement, the Guarantor shall not use any reason to seek cancellation or release of its guarantee liability or seek replacement of the Guarantor unless a written consent is granted by the full Banking Syndicate. Based on objective and specific facts (including but not limited to deterioration of creditworthiness of the Guarantor), if it is deemed through Resolution of Majority Syndicated Banks that an additional Guarantor is required or if the full Banking Syndicate deems that the Guarantor should be replaced, upon notice from the Agent, the Borrower shall swiftly add another guarantor in accordance with the Resolution of Majority Syndicated Banks or provide a replacement guarantor acceptable to the full Banking Syndicate within the period required by the Agent. The original Guarantor and the new Guarantor shall bear the guaranteed obligations on all debts under this Agreement.

The Borrower shall procure that the additional or replacement guarantor shall sign all necessary documents required by the Agent (including but not limited to guarantee documents, promissory note, power of attorney for the promissory note, etc.) The provisions of this Agreement about the Guarantor shall also apply to the additional or replacement guarantor.

Before the guarantor replacement procedure is completed, the original Guarantor shall remain liable for the guarantee in accordance with this Agreement.

4. Guarantor’s Consent Letter

The Guarantor does not serve as Guarantor under this Credit Facility in a capacity of director, supervisor or other period with representation right of Borrower / Borrower’s Parent. During the Period of Existence of this Agreement, if the Guarantor serves as director, supervisor or other person with representation right of Borrower / Borrower’s Parent, in case of resignation, dismissal or other removal, the Guarantor shall give immediate written notice to the Agent for the Agent to inform the Banking Syndicate upon receipt of such notice. The Agent and the Banking Syndicate may suspend the use of this Credit Facility until the Guarantor issues a letter of consent (in the form of Attachment 9) agreeing to continue serving as the Guarantor or until the Borrower and (or) the Guarantor provide another security proposal acceptable to the full Banking Syndicate and complete relevant procedures before further drawdown by the Borrower. In case of the above, the Guarantor and (or) the Borrower’s failure to give immediate written notice shall be deemed an Event of Breach.

Article 7    Representation and Warranty

To procure signature of this Agreement by the Arrangers, the Agent and each Syndicated Bank and the performance of their commitments, the Borrower and (or) the Guarantor (to the extent of applicability to the Guarantor) hereby represent and warrant the following:

1.Corporate Existence and Authority

The Borrower’s Parent and the Guarantor are companies legally incorporated and validly existing in accordance with the laws of the Cayman Islands, with corporate abilities and authority. The Borrower is a branch of a foreign company legally registered in accordance with the laws of the Republic of China (Taiwan) and may operate its business within the territory of the Republic of China (Taiwan) in accordance with the law. The Borrower’s Parent, the Borrower and the Guarantor may engage in business activities in accordance within their scopes of business and have the legal authority to possess their assets. Neither the Borrower nor the Guarantor has breached any law, order or their articles of association or any other corporate bylaws leading to a Material Adverse Event.

2.Authority and Binding Effect

The Borrower and the Guarantor have completed all necessary procedures within their companies for the legal authorization to sign, deliver and perform this Agreement, the Security Documents and relevant documents and have acquired the necessary authorizations, approvals or consents of their shareholders’ meetings and (or) boards of directors. The signatures of this Agreement, the Security Documents and relevant documents signed by the Borrower and the Guarantor are legally valid and binding.

The Borrower and the Guarantor have acquired and have maintained the validity of all necessary consents, approvals, licenses, authorizations or registrations from the competent authorities for the signature, delivery and performance of the provisions and conditions under this Agreement, the Security Documents and relevant documents.

3. Legality

The signature, delivery and performance of this Agreement, the Security Documents and relevant documents do not breach the provision of any law, charter, order or the Borrower’s or the Guarantor’s articles of association or other company bylaws, nor is there any event of forgery or alteration, nor do they breach any of the Borrower’s and (or) the Guarantor’s contract obligations agreed with any third party or constitute any event of breach by the Borrower and (or) the Guarantor.

4. No Pending Litigation

Other than those already disclosed by the Borrower through the latest accountant-audited or reviewed financial report before the signature date of this Agreement and (or) those already disclosed by the Guarantor in the latest Form 6-K Consolidated Financial Report published and filed with the SEC before the signature date of this Agreement or provided in writing to the Arrangers, the Agent and the Banking Syndicate by the Borrower and (or) the Guarantor, there is no litigation, arbitration, petition, administrative dispute, enforcement or non-litigative proceeding that is pending or existing in any domestic or foreign court of any level, arbitration institution, government authority or other institution that may constitute a Material Adverse Event on the Borrower and (or) the Guarantor, nor is there any other ongoing proceeding that may constitute a Material Adverse Event on the financial status, property or business of the Borrower and (or) the Guarantor or this Credit Facility.

There has been no business suspension, dissolution, split, bankruptcy, settlement under bankruptcy law, reorganization, liquidation, relief, debt cleanup, debt negotiation or any other similar legal proceeding filed (petitioned) by or against the Borrower and (or) the Guarantor that is pending or ongoing and that may constitute a Material Adverse Event on the financial status, property or business of the Borrower and (or) the Guarantor or this Credit Facility.

5. No Breach of Contract

There is no Event of Breach or Potential Event of Breach by the Borrower and (or) the Guarantor, nor is there any breach of other contracts or potential breach that may constitute a Material Adverse Event on this Credit Facility.

6. Information Disclosure

There is no false representation or warranty about any fact in the declarations and warranties by the Borrower and (or) the Guarantor in relation to this Agreement under this Agreement, the Security Documents or relevant documents or delivered to any party to this Agreement, nor is there omission of any fact that renders such declarations, warranties or documents misleading.

All relevant documents and information provided by the Borrower and (or) the Guarantor to the Arrangers, the Agent and the Syndicated Banks are truthful and correct. Any prediction or relevant statement included in such documents is carefully and reasonably made by the Borrower and (or) the Guarantor based on the information that they are able to acquire and various hypotheses under the current environment. To the Borrower’s knowledge, anything that may impact such documents, information and the relevant statements therein or anything that may impact the Banking Syndicate’s willingness to grant the credit facility to the Borrower on the terms of this Agreement has been fully disclosed in writing to the Arrangers, the Agent and the Banking Syndicate.

7. Financial Status

The latest accountant-audited or reviewed financial reports before the date of signature of this Agreement submitted by the Borrower and the latest accountant-audited annual financial report or Form 6-K Consolidated Financial Report published and filed with the SEC before the signature date of this Agreement submitted by the Guarantor to the Arrangers, the Agent and the Banking Syndicate are prepared based on the IFRS and on a consistent basis, and they fully, correctly and reasonably record the financial status of the Guarantor and their affiliates as of the above date, as well as any changes in the overall operating results and financial status at the end of the accounting period.

From the above date until the date of signature of this Agreement, there have been no material adverse changes in the overall business, operation, property, finance or other situations of the Borrower, the Guarantor or their affiliates.

8. Taxes and Charges

The Borrower and (or) the Guarantor have complied with all laws and regulations of the relevant competent authorities to put in place proper books and records, have filed and paid all taxes and (or) charges due, have filed remedy proceedings in cases of non-paid taxes and (or) charges and have made proper reserve provisions in accordance with the IFRS.

9. Full Ownership

The Borrower and (or) the Guarantor have full ownership of all of their assets. Other than disclosures already made in writing to the Banking Syndicate, all of the Borrower’s and (or) the Guarantor’s real properties, personal properties and other assets are free from any mortgage, pledge, other security or encumbrance, and such assets do not include any items that cannot be seized, held, transferred or pledged due to legal prohibitions, nor are there any seizures, detentions or other similar proceedings in relation thereto.

10. Continuity

The Borrower and the Guarantor represent and warrant to the Arrangers, the Agent and the Syndicated Banks that, during the Period of Existence of this Agreement, the above declarations will continue to be true and correct.

Article 8    Undertakings

Other than the other undertakings provided in this Agreement, the Borrower and (or) the Guarantor (to the extent of applicability to the Guarantor) also undertake to duly perform the following during the Period of Existence of this Agreement:

1.Use of Funds

The Borrower shall use all credit facility funds acquired in accordance with this Agreement for the credit facility purposes listed under Article 2, paragraph 1 of this Agreement and shall put in place proper books and records to show the utilization of this Credit Facility. However, neither the Agent nor the Syndicated Banks are responsible for supervising the actual use of such funds by the Borrower.

2.Financial Report

The Borrower and the Guarantor shall provide the Agent with financial reports in accordance with the following:

(1)Within 150 days from the end of each accounting year, the Borrower shall provide the accountant with the audited non-consolidated financial report ending in such accounting year.

(2)Within 150 days from the end of each accounting year, the Guarantor shall provide the accountant with the audited non-consolidated financial report ending in such accounting year.

(3)Within 90 days from the end of the second quarter of each accounting year, the Guarantor shall provide the second quarter Form 6-K Consolidated Financial Report published and filed with the SEC.

(4)As deemed necessary by the Agent, the Borrower shall provide its non-consolidated non-audited financial statements within 90 days from the end of the second quarter of the accounting year.

Other than the non-audited financial statements, the financial reports provided in accordance with this paragraph shall be prepared in accordance with the IFRS. The non-consolidated financial reports provided by the Borrower shall also be audited by an accountant acceptable to the Agent; the annual consolidated financial reports provided by the Guarantor shall also be audited by an accountant acceptable to the Agent; the second quarter Form 6-K Consolidated Financial Report shall be published and filed with the SEC. The information contained in the financial reports as provided in this paragraph shall be presented in accordance with the respective and applicable IFRS on a basis of consistency, and fully, completely and reasonably record the financial status of the Borrower, Guarantor and their affiliates before the date of the relevant financial reports, as well as the change of overall operations outcomes an financial status at the end of accounting periods.

In providing the financial reports, the Borrower and (or) the Guarantor shall provide the Agent with original copies or electronic files thereof (the Agent may choose to provide only electronic files of such reports to each Syndicated Bank). The Borrower and (or) the Guarantor hereby authorize the Agent to forward all financial reports that they provide to the Syndicated Banks.

3.Financial Covenants

The Guarantor undertakes to maintain the following financial ratios and requirements during the Period of Existence of this Agreement:

(1)Liquidity ratio [liquid asset / liquid debt]: ≥ 100%.

(2)Debt ratio [(total debt – leasing debt) / shareholder equity]:

The debt ratio shall apply based on the earnings before tax (EBT): Where the Guarantor’s EBT<0%, the debt ratio shall be ≦400%; where the Guarantor’s EBT ≧0%, the debt ratio shall be ≦450%.

The forgoing financial ratios and benchmarks shall be reviewed every half a year starting from the date of the 2022 consolidated financial report (i.e. every March 31 or September 30, hereinafter the “Review Date”).

Unless otherwise provided in this Agreement, the accounting terms used in each clause are defined in accordance with the IFRS. The above financial ratios and standards shall be based on the Guarantor’s annual consolidated financial report audited by an accountant acceptable to the Agent or the second-quarter Form 6-K Consolidated Financial Report as published and filed with the SEC.

If the Guarantor breaches any financial ratio or requirement under this paragraph, the Guarantor shall make rectification (calculated based on the Guarantor’s accountant-audited consolidated financial report or the Form 6-K Consolidated Financial Report) before the following Review Date (hereinafter the “Rectification Deadline”). Failure to make rectification before the Rectification Deadline shall not be deemed a breach. However, starting from the day following the Rectification Deadline (i.e., October 1 after the submission of the annual financial report or next June 1 after the submission of second-quarter Form 6-K Consolidated Financial Report) until the date of rectification, a monthly compensation shall be charged at 0.15% per annum (calculated based on 365 days a year, with any period shorter than one month calculated as one month) on the balance of outstanding principle under this Credit Facility, which shall be paid to the Agent on the Interest Date and forwarded to the Syndicated Banks in accordance with the Credit Risk Sharing Ratios. In case of two consecutive failures to meet the above financial ratios or requirements, unless it constitutes other Events of Breach, such failure shall still not be deemed an Event of

Breach. However, the Guarantor shall submit specific financial improvement measures (including but not limited to capital increase in cash) to the Agent.

4.Declaration and Other Materials

The Borrower and the Guarantor shall provide the Agent with the following documents:

(1)When the Guarantor provides its annual or second-quarter financial report in accordance with paragraph 2 of this Article, the Borrower and the Guarantor shall also submit declarations where the Borrower shall declare that (i) to its knowledge, there is no Event of Breach that has occurred or is continuing; if any Event of Breach has occurred and is not remedied or is continuing, the nature of the event shall be specified together with the contemplated measures, and (ii) all declarations and warranties made in accordance with this Agreement are correct, and the Guarantor shall declare that its financial status is consistent with the financial ratios and requirements under paragraph 3 of this Article. The declarations in accordance with this subparagraph shall be in the forms of Attachment 10-1 and Attachment 10-2, respectively.

(2)Provide financial or other relevant information as soon as possible in accordance with reasonable requests of the Agent.

5.Property Inspection and Accounting Books and Records

The Borrower’s Parent, Borrower and the Guarantor shall put in place and keep proper records and accounting books, vouchers and entries in a complete, truthful and correct manner in accordance with the IFRS. The Borrower’s Parent, Borrower and the Guarantor also agree to accept financial audit on (the purpose of) this Credit Facility, inspection of information such as their properties, business, operating status, main shareholder structures and assets, as well as the reviewing, summarizing and photocopying of relevant books, statements (including financial statements of affiliates), vouchers and documents by the Agent or its designated representatives during business hours. The Agent or its designated representatives and the employees, staff and accountants thereof shall also be allowed to discuss the business, operation, property, finance and other situations of the Borrower and the Guarantor. The Agent and the Syndicated Banks may ask the Borrower and (or) the Guarantor to fill out and submit the above financial and relevant information regularly, with all the fees borne by the Borrower.

6. Company and Asset Maintenance

The Borrower’s Parent, Borrower and the Guarantor shall maintain the legal existence of their companies, shall keep the rights, authorizations, approvals, licenses, permits, properties and assets required for the businesses legal and valid and shall continue their operations in normal and ordinary manners. The Borrower’s Parent, Borrower and the Guarantor shall make timely payments of statutory taxes, annual fees, administrative charges, etc., in compliance with all laws and regulations of the relevant government authorities, except if remedy proceedings have been filed in accordance with the law and proper reserves have been provided for in accordance with the applicable IFRS.

The Borrower’s Parent and the Guarantor shall provide the Agent with photocopies of receipts of annual administrative charges or proof of existence from the local governments where they are registered every year to show that they are companies that continue to exist legally and validly.

7. Asset Maintenance and Proper Insurance

The Borrower and the Guarantor shall exercise the due care of good administrators in the proper maintenance and servicing of their assets to maintain good conditions thereof and normal operation of the companies.

Unless otherwise provided in this Agreement, the Borrower and the Guarantor shall purchase insurance of various types from reputable insurers for company assets in accordance with the amounts and scopes of insurance generally purchased by companies engaged in similar types of business or having similar assets and shall maintain such insurance during the Period of Existence of this Agreement.

8. Shareholder Advance

During the Period of Existence of this Agreement, if the Borrower’s Parent and (or) the Guarantor receives a shareholder advance due to insufficient operating capital or other reasons, the Borrower shall acquire the Shareholder Advance Claim Subordination Affidavit in the form of Attachment 11 from the shareholder of the Borrower’s Parent and (or) Guarantor that made the advance, agreeing that the claim from its advance shall be subordinated to the claim of the Banking Syndicate from this Credit Facility and that the interest rate of the advance shall not be higher than the lowest loan interest rate of this Credit Facility for any current or subsequent loan in the same currency.

If the Borrower fails to repay principal, interest or other amounts payable in full on time in accordance with this Agreement, the Borrower’s Parent and (or) the Guarantor shall not repay the shareholder advance from their shareholders, except if such shareholders subsequently capitalize such shareholder advances.

9. Claim Subordination

The Borrower shall ensure that a pledge on the Repayment Account is created for the benefit of the Agent in accordance with Article 5, paragraph 1 of this Agreement and the Agent, acting in the capacity of a joint creditor and in the common interest of the Syndicated Banks, is entitled to first-priority security interest. In addition to such security interest, the Banking Syndicate’s claim under this Agreement shall rank at least pari passu with the Borrower’s other unsecured creditors, except for priorities granted by the law or the situation required for normal business operation.

10. Due Performance and Debt Repayment

The Borrower shall duly cooperate and comply with all declarations, undertakings, guarantees and conditions provided in this Agreement and relevant documents and shall ensure the truthfulness and completeness thereof.

The Borrower shall repay all its indebtedness (including but not limited to taxes) on the due date of this Credit Facility or any other amount or when this Credit Facility is deemed fully due in accordance with this Agreement due to delay, breach or other reasons.

11. Compliance with Applicable Laws

The Borrower and the Guarantor shall duly comply with applicable laws, including but not limited to laws related to environmental protection, pollution prevention and waste management, and shall acquire necessary approvals or permits from the relevant competent authorities.

The Borrower and the Guarantor shall acquire, update and maintain the permits, licenses, consents and approvals required in relation to their business in accordance with the laws of the time and shall send photocopies of such documents to the Agent upon its request.

12. Other Security

If the value of any collateral provided to the Banking Syndicate in accordance with Article 5 of this Agreement depreciates or if the collateral has any defect in entitlement or is involved in any dispute, the Borrower shall give immediate written notice to the Agent and shall add or replace collateral acceptable to the Agent during the period required by the Agent. Upon partial or full replacement of the collateral, the Borrower shall create a pledge or other security interest on the collateral after replacement for the benefit of the Agent or make up the difference with other collateral acceptable to the Agent.

13. Negative Pledge

Before initial drawdown by the Borrower, the Borrower’s Parent shall issue a Negative Pledge (in the form of Attachment 12) approved by resolution of its board of directors, undertaking that no security or encumbrance shall be created on any Battery, Battery Swap Facility and its affiliated

Facilities owned by the Borrower’s Parent or the Borrower for the benefit of any third party during the Period of Existence of this Credit Facility.

14. Insurance for Battery, Battery Swap Facility and its affiliated Facilities

The Borrower and the Borrower’s Parent shall purchase sufficient-amount insurance (including but not limited to theft insurance, fire insurance, product insurance, etc.) that is consistent with the standards of the industry from insurers acceptable to the Agent for the Battery, Battery Swap Facility and its affiliated Facilities, with the insurance cost borne by the Borrower and (or) Borrower’s Parent.

15. Controlling Power

During the Period of Existence of this Agreement, the Guarantor shall maintain control over the operation of the Borrower’s Parent and the shareholding of the Borrower’s Parent held by the Guarantor shall not be subject to any pledge for the benefit of any third party.

16. Capital Increase

The Guarantor covenants that, unless there is special reason and it has notified the Agent, it shall engage the Agent as the fund collection bank for its capital increase.

17. Key Employee

The Borrower and Guarantor covenants that, during the Period of Existence of this Agreement, Mr. Horace Luke shall continue acting as the Chief Executive Officer or acting in other equivalent position to the Guarantor. If Mr. Luke discontinues acting as the Chief Executive Officer or acting in other equivalent position, the Borrower shall voluntarily inform the Agent of the same and explain the reason. If the Resolution of Majority Syndicated Banks deems this situation as a Material Adverse Event, it shall be handled in accordance with Article 9 of this Agreement.

18. Maintain Listing

The Guarantor shall maintain its listing status on Nasdaq.

19.Notice of Major Events

Upon occurrence of any of the following events, the Borrower and (or) the Guarantor shall give immediately written notice to the agent and provide an explanation about the corresponding measures undertaken. However, this does not impact any right that may be exercised by the Agent or the Banking Syndicate in accordance with this Agreement, nor does it release the Borrower and (or) the Guarantor of their obligations to be performed or complied with in accordance with the law or this Agreement.

(1)The Borrower, the Borrower’s Parent or the Guarantor has any material information that are required to be disclosed in accordance with the rules of Nasdaq (including but not limited to any passed material investment plan (including long-term equity investment), and sale, transfer, lease or disposal of material assets);

(2)Any change to the nature of business or the name, company organization, articles of association, specimen seal or signature registered with the company register, representative, representative’s scope of authority, director or supervisor of the Borrower, the Borrower’s Parent or the Guarantor;

(3)The Borrower, the Borrower’s Parent or the Guarantor is subject to any litigation, dispute, arbitration or other similar legal proceeding pending in any court, arbitration institution, government authority or other institution with an amount exceeding NT$300,000,000 or the equivalent in other currencies;

(4)Material adverse changes in the business, operation, property, finance or other aspect of the Borrower, the Borrower’s Parent or the Guarantor, or any other adverse event that has an material impact on the creditworthiness or the contract performance ability of the Borrower and (or) the Guarantor; or

(5)Any Event of Breach under this Agreement.

20.Negative Covenants

The Borrower, the Borrower’s Parent or the Guarantor agree to not directly or indirectly engage in any of the following during the Period of Existence of this Credit Facility unless a resolution is passed by the Majority Syndicated Banks in advance and the Agent has issued a written consent:

(1)Signature or performance of any contract for any merger, split, or unlimited liability partnership that is outside the ordinary course of business, except in the case of a merger where the Borrower’s Parent or Guarantor is the remaining company and the merger does not constitute a Material Adverse Event on the ability to repay debt.

(2)Changes or any acts that create major changes to the major operation, scope or nature of business, company organization form or shareholding structure.

(3)Sale, lease, creating encumbrance, assignment or other disposal of all or major assets or business to any other person, except for selling, leasing, assigning assets or creating encumbrance to the Borrower, Borrower’s Parent and(or) Guarantor or an affiliate of the Borrower, Borrower’s Parent and Guarantor defined by the R.O.C. Company Act or selling, leasing or creating encumbrance over the collateral other than under this Credit Facility in the ordinary course of business of the Borrower or the Borrower’s Parent and daily transactions permitted by the law.

(4)Transaction with any other person with unfavorable terms that deviates from general normal commercial transactions and constituting a Material Adverse Event on the ability to perform this Agreement.

(5)Lending of company funds to others, except for lending of funds between the Borrower, Guarantor, Gogoro Taiwan Limited, Gogoro Taiwan Sales and Services Limited and the affiliates of the Borrower/the Borrower’s Parent/Guarantor defined by the R.O.C. Company Act.

(6)Direct or indirect undertaking of responsibility for others through debt undertaking, provision of guarantee, endorsement or otherwise, except guarantee or endorsement between the Borrower, Guarantor, Gogoro Taiwan Limited, Gogoro Taiwan Sales and Services Limited and the affiliates of the Borrower/the Borrower’s Parent/Guarantor defined by the R.O.C. Company Act.

(7)Failure to repay the principal, interest and other amounts payable in full and on time in accordance with this Agreement and failure by the Borrower or Borrower’s Parent to repay shareholder advance to their respective shareholder.

(8)Reduction of paid-in capital or distribution of assets or equity to shareholders, except share repurchase (including treasury shares) in accordance with the law, capital reduction following repurchase or redemption of one’s own shares and subsequent cancellation in accordance with the law or capital reduction to compensate losses.

(9)Upon occurrence of an Event of Breach or Potential Event of Breach, issuance of cash dividend or distribution of dividend or bonus through issuance of new shares.

21.Loss of Debt Certificate

If any instrument, document or any other certificate of indebtedness owed under this Agreement provided by the Borrower and (or) the Guarantor to the Syndicated Banks, the Arrangers and (or) the Agent in accordance with this Agreement is misplaced, lost, damaged, stolen, forged, altered or otherwise rendered invalid due to transmission, accident, disaster, force majeure or other unexpected event, or if the computer system that processes the business of the Syndicated Banks, the Arrangers and (or) the Agent cannot function normally due to force majeure or any event that is not imputable to the Syndicated Banks, the Arrangers and (or) the Agent, the Borrower and (or) the Guarantor agree that the books, vouchers, computer generated forms, debt certificates, photocopies of correspondence, microfilms or manually prepared documents of the Syndicated Banks, the Arrangers and (or) the Agent shall prevail. If requested by the Syndicated Banks, the Arrangers and (or) the Agent, the Borrower and (or) the Guarantor shall provide alternative certificates or re-sign new instruments or debt certificates in the same format and with the same substance, and shall cooperate with the Syndicated Banks, the Arrangers and (or) the Agent to carry out the procedures of loss declaration and payment suspension required by applicable laws and shall repay the relevant indebtedness in the manner provided in this Agreement.

22.Debt Certificate and Signature

(1)This Agreement is signed by the Borrower and the Guarantor under legal authorization. Neither the Borrower nor the Guarantor shall deny the validity of this Agreement based on the reason that the specimen seal or signature on this Agreement was stolen or forged.

(2)Any instrument issued, guaranteed or endorsed by the Borrower and (or) the Guarantor and held by the Syndicated Banks, the Arrangers and (or) the Agent due to this Credit Facility are prepared by the Borrower and (or) the Guarantor under legal authorization. If the specimen seal or signature of the Borrower and (or) the Guarantor is stolen or forged and if the instrument holder is in good faith, the Borrower and (or) the Guarantor shall be liable for all losses incurred.

(3)In case of changes in the name, organization, articles of association, specimen seal, representative, representative’s scope of authority of the Borrower and (or) the Guarantor or any other event that may impact the interest of the Syndicated Banks, the Arrangers and (or) the Agent, a written notice about such change shall be given to the Agent and an application shall be filed with the Agent to change or cancel the specimen seal or signature previously provided.

(4)Before notice is given and the procedure for change or cancellation of the previous specimen seal or signature is completed under the previous subparagraph, the Borrower and (or) the Guarantor shall be liable for all transactions made between the Borrower and (or) the Guarantor and any other party to this Agreement, provided that, in the event that the specimen seal or signature is stolen or forged, the losses shall be handled in accordance with subparagraphs (1) and (2) above.

23.Information Collection and Use

The Borrower/the Borrower’s Parent, the Guarantor and its representative, and the Personal Guarantor (hereinafter the “Personal Data Subjects”) agree to the following in relation to the collection, processing, use, international transmission (hereinafter the “Collection and Use”) of their information related to this Agreement by the Syndicated Banks, the Agent, the Arrangers and other relevant institutions:

(1)The Syndicated Banks, the Agent and (or) the Arrangers may, in accordance with the Personal Data Protection Act and (or) relevant legislations subsequently revised and implemented, (i) exchange credit verification and financial information required for credit facility activities, (ii) carry out businesses and services between banks, (iii) perform obligations under this Agreement or exercise rights under this Agreement, the Security Documents and security interest, (iv) perform operational management to the necessary extent (including but not limited to matters for the purpose of compliance with law, cooperation with financial supervision, management, inspection and other legislative requirements, client management and internal control, research of statistics and surveys, execution of money laundering prevention and global crackdown and investigation on terrorists, etc.), (v) entrust the processing of relevant matters to others, and (vi) collect basic identification information, credit verification investigative reports, credit facility information (including payment delay, collection and bad debt records), deposit information, financial information, information on collateral and other personal or real properties, instrument credit information, personal credit information, credit card (including IC card and magnetic card) credit information, credit card merchant credit information and other personal information related to credit transactions in accordance with the “Specific Purpose and Type of Personal Data under the Personal Data Protection Act”) published by the Ministry of Justice and to the extent of specific purposes of financial activities related to credit activities (hereinafter collectively, “Personal Data”).

(2)In addition to their own collection and use, the Syndicated Banks, the Arrangers and (or) the Agent may also provide the information to their parent (headquarters) or other subsidiaries (branches), assignee of its financing interest or person sharing its risk (including any person who contemplates to be assigned such interest or to share such risk and its relevant advisors), claim appraisal or audit personnel or other personnel permitted by law, recipients of internationally transmitted personal data without restriction by central competent authority of the relevant industry, financial supervisory authority or authority with investigation right in accordance with the law, Joint Credit Information Center, Taiwan Clearing House, credit guarantee institutions, credit rating agencies, Small and Medium Enterprise Credit Guarantee Fund of Taiwan, Financial Information Service Co., Ltd. and other relevant institutions designated by the Ministry of Finance or the Financial Supervisory Commission or having dealings with other parties to this Agreement (including financial holding companies affiliated with each Syndicated Bank and their subsidiaries and affiliates), any person that contemplates to merge with any Syndicated Bank, any other person that contemplates to engage in any similar transaction with any Syndicated Bank, entrusted institutions, investors (or potential investors), arrangers, trustee institutions or other relevant personnel in the transaction of asset securitization (or transactions with substantially the same economic effect) initiated by a Syndicated Bank, as well as any third party engaged by the Banking Syndicate, the Arrangers and (or) the Agent to provide litigation, collection, professional consulting or other services for claims under this Credit Facility and the agents and users thereof, for such entities and their agents and users to collect and use the Personal Data of the Personal Data Subjects. These institutions may provide all information of the Personal Data Subjects they have to other parties to this Agreement and their attorneys, appraisers and other professional institutions for collection and use (the Syndicated Banks, the Arrangers, the Agent, the above institutions and other units or persons who use the information hereinafter individually or collective, the “Data User”).

(3)The period of the above use of Personal Data is the period of existence of the specific purposes of the collection and use of such Personal Data, the retention period stipulated by applicable laws or the retention period required by the Data User for the performance of this Agreement. The territory of use is the domestic or overseas places where the Data Users are located and the business places of other relevant institutions having dealings with the parties to this Agreement. The manner of use is collection and use through electronic equipment or machinery with reasonable and feasible scientific technologies at the time of collection and use and other non-automated manners of collection and use.

(4)The Personal Data Subjects may ask to verify or view their personal data, ask to supplement, correct, prepare duplicate copies of their Personal Data or ask to delete, stop the collection or use of their Personal Data. However, during the Period of Existence of this Agreement and after the expiration of such period, if the Personal Data Subject asks to delete and stop the collection and use of its Personal Data that is used by the Data User to perform matters related to this Agreement or that is required for its business activities (including but not limited to financial supervision purpose or those as required by laws), the Data User may refuse such request.

(5)The Borrower/the Borrower’s Parent and the Guarantor shall urge their representatives (including subsequent replacement representatives) to agree to the above provisions about the collection and use of data.

(6)Any consent already given by a Personal Data Subject allowing the Data User to use its Personal Data shall continue to be valid to the extent that it is not in conflict with this Agreement.

(7)The Borrower agrees that the Arrangers may cite or refer to the basic information of this Credit Facility in the professional media (e.g. b.p, IFR) or publish of the same in accordance with the market practice.

In addition to collecting and using information related to Personal Data Subjects in accordance with this paragraph, each Syndicated Bank, the Agent and the Arrangers shall also comply with the confidentiality obligations under Article 48, paragraph 2 of the Banking Act.

24.Legal Compliance

In accordance with the legislations applicable to the Agent and (or) the Syndicated Banks, the Borrower/the Borrower’s Parent and Guarantor agree to the following during the Period of Existence of this Credit Facility:

(1)Provide the Know Your Customer (KYC) documents or Customer Due Diligence (CDD) documents required by the Syndicated Banks.

(2)In accordance with the requirements of financial institutions related to the Foreign Account Tax Compliance Act (FATCA) of the United States, the Borrower/the Borrower’s Parent and Guarantor shall sign or provide relevant documents as reasonably required by the Agent and (or) the Syndicated Banks and carry out relevant matters in accordance with applicable laws.

(3)In accordance with the requirements of financial institutions related to the Common Reporting Standards (CRS) and due diligence, the Borrower/the Borrower’s Parent and Guarantor shall sign or provide relevant documents as reasonably required by the Agent and (or) the Syndicated Banks and carry out relevant matters in accordance with applicable laws.

Article 9    Breach

1.Event of Breach

Any of the following events constitutes an Event of Breach:

(1)The Borrower’s Parent and (or) the Borrower fails to pay on time any principal, interest, fees of any kind of any other amounts payable provided in this Agreement or relevant contracts.

(2)Any of the Borrower’s Parent, Borrower and (or) the Guarantor’s declarations, warranties, guarantees or any information in this Agreement or relevant documents or any statement they provided is false, concealing or omissive constituting a Material Adverse Event.

(3)The Borrower’s Parent, Borrower and (or) the Guarantor fail to comply with, fail to perform or breach any conditions, undertaking or agreement under this Agreement or any relevant contract or document (breach of financial covenant shall be handled in accordance with Article 8, paragraph 3 of this Agreement).

(4)The Borrower’s Parent, Borrower and (or) the Guarantor (to the extent of the applicability of its nature to the Guarantor) petitions (applies for) business suspension, dissolution, bankruptcy, settlement under bankruptcy law, reorganization, liquidation, relief, debt cleanup, debt negotiation or any other similar legal proceeding in accordance with the Bankruptcy Act, the Company Act or other laws, seeking to acquire release or suspension of their responsibility to repay debt; or assigns their assets for the interest of third parties; or any litigation or legal proceeding is filed against the Borrower and (or) the Guarantor, clearly having an impact on their abilities to repay the loan; or the Borrower and (or) the Guarantor is unable (or has recognized in writing that they are unable) to pay debt that is due.

(5)There is any judgment, arbitration award or administrative sanction/order to the disfavor of the Borrower’s Parent, Borrower and (or) the Guarantor, which may constitute a Material Adverse Event, or the Borrower and (or) the Guarantor has received a confirmed judgement from the court or other authorities to their disfavor and has not made payment in accordance with such judgment, which may constitute a Material Adverse Event.

(6)The Borrower’s Parent and (or) the Borrower closes its business, or suspends its business due to operating difficulties, or suspends business for more than 30 consecutive days due to reasons other than operating difficulties, or the business is suspended for an aggregate of more than 60 days in any year for reasons other than operating difficulties.

(7)The Borrower fails to create a pledge on the Repayment Account for the benefit of the Agent in accordance with Article 5, paragraph 1 of this Agreement, or the Agent, in its status as joint creditor, fails to acquire or loses for any reason the security interest under this Agreement for the common interest of the Banking Syndicate; or any part of the Security Documents under this Agreement is invalid or unenforceable, or any collateral provided in accordance with this Agreement is subject to provisional seizure, provisional disposition or other security measures, enforcement or other similar proceedings, which are not removed within 14 days.

(8)When additional collateral should be provided in accordance with Article 8, paragraph 12 of this Agreement, the Borrower fails to provide collateral acceptable to the Agent within the period required in writing by the Agent.

(9)Any registration, government permit, approval or license related to the performance of obligations under this Agreement or for the operation of the Borrower and (or) the Guarantor (including but not limited to license or approval related to electric motorcycles) is nullified, revoked, seriously restricted or cannot be acquired, or there is any material breach which is not rectified before the deadline as required by the competent authority that may constitute a Material Adverse Event.

(10)The credit funds acquired by the Borrower’s Parent and (or) the Borrower in accordance with this Agreement are used for any actual funding purpose that is inconsistent with the purpose agreed under this Agreement.

(11)Any government authority forfeits, confiscates, nationalizes or undertakes other measures against the security under this Agreement or against all or major assets of the Borrower’s Parent, Borrower and (or) the Guarantor, causing the Borrower’s Parent, Borrower and (or) the Guarantor to become unable to perform the obligations related to this Agreement.

(12)The Borrower’s Parent, Borrower and (or) the Guarantor fails to pay taxes in accordance with the law, constituting a Material Adverse Event on their operation or financial status, except if administrative remedy proceedings have been filed in accordance with the law and proper reserves have been provided for in accordance with the IFRS.

(13)The main properties of the Borrower’s Parent, Borrower and (or) the Guarantor are subject to provisional seizure, provisional disposition or other security proceeding, seizure, forfeiture, enforcement or auction, or are subject to any administrative sanction or any order of forfeiture or other similar proceedings by any government authority, which are not removed within 14 days.

(14)The Borrower’s Parent, Borrower, the Borrower’s Parent and (or) the Guarantor has any event of breach in relation to any other financing or indebtedness acquired from any financial institution (including but not limited to cross default caused by other direct or contingent indebtedness), or any event of breach in relation to any guarantee provided for financing indebtedness owed by others.

(15)The Borrower’s Parent, Borrower, the Borrower’s Parent and (or) the Guarantor has any event of breach (exclusive of this Credit Facility) in relation to other non-financial indebtedness and the single amount exceeding NTD$300 million; or if the single amount does not exceed NTD$300 million, the Resolution of Majority Syndicated Banks deems it as constituting a Material Adverse Event.

(16)The Borrower’s Parent, Borrower, the Guarantor and (or) their representative issued any instrument that is rejected for payment or the Borrower, the Guarantor and (or) their representative is blacklisted by a clearing house.

(17)The financial status, business or operation of the Borrower’s Parent, the Borrower and (or) the Guarantor or the major shareholders or management structure of the Borrower’s Parent suffers material adverse changes, constituting a Material Adverse Event.

2.Determination of Event of Breach

Unless otherwise provided in this Agreement, whether an Event of Breach has occurred shall be determined by the Agent, provided that, if deemed necessary by the Agent or requested by the Syndicated Banks, a meeting of the Syndicated Banks may be convened or a written enquiry may be sent to the Syndicated Banks for the determination to be made through Resolution of Majority Syndicated Banks. During the period of determination of the Event of Breach, the Agent may suspend the Borrower’s drawdown of any credit limit.

If any Event of Breach listed under the previous paragraph is granted any rectification or resolution period by this Agreement, drawdown shall be suspended during such period. If the Resolution of Majority Syndicated Banks deems that the event has a material impact on the Borrower’s ability to perform this Agreement, it shall be immediately deemed a breach.

3.Effect of Event of Breach

If an Event of Breach occurs under this Agreement, the Borrower’s right to draw down the Credit Limit shall immediately and automatically stop and no further drawdown shall be allowed unless it is agreed by Resolution of Majority Syndicated Banks. The Agent shall swiftly give written notice to the Borrower and the Guarantor. If the Resolution of Majority Syndicated Banks decides to file claims against the Borrower and (or) the Guarantor, the Agent shall follow the written instructions based on the Resolution of Majority Syndicated Banks and undertake all or part of the following measures:

(1)Terminate or cancel part or all of the Credit Limit yet to be drawn down;

(2)Give written notice to the Borrower and the Guarantor that all amounts payable to each Syndicated Bank and (or) the Agent in accordance with this Agreement are immediately and fully due and the Borrower and the Guarantor shall immediately repay such amounts;

(3)Exercise all rights acquired on the collateral in accordance with this Agreement and use the proceeds from enforcement against each relevant collateral to set off against all amounts outstanding owed by the Borrower;

(4)Exercise the Agent’s right on the promissory note in accordance with this Agreement and claim payment from the Borrower and (or) the Guarantor;

(5)Exercise other rights granted by the law, this Agreement, each Security Document and other relevant documents, without further presentation, demand, certificate of refusal or any notice. To the maximum extent permitted by law, the Borrower and the Guarantor agree to waive the right to require each Syndicated Bank or the Agent to present such presentation, demand, certificate of refusal or any notice, unless otherwise provided in this Agreement;

(6)Other manners of handling agreed by the Resolution of Majority Syndicated Banks.

If the Agent and (or) the Syndicated Banks are allowed to exercise their rights against the Borrower and (or) the Guarantor in accordance with this Agreement, the Borrower and the Guarantor agree that the Agent and (or) the Syndicated Banks may follow the Regulations Governing Internal Operating Systems and Procedures for the Outsourcing of Financial Institution Operation published by the competent authority and the Guidelines for Outsourced Collection of Claims Receivable by Financial Institutions established by the Bankers Association of the Republic of China and (or) other applicable laws and entrusted the collection related to this Credit Facility for processing.

All procedures and proceedings following delay breach related to this Credit Facility, including but not limited to the handling or sale of claims, disposal or sale of collateral, etc., may be determined by Resolution of Majority Syndicated Banks, which shall be binding on the full Banking Syndicate.

4.Setoff and Lien

(1)In case of any Event of Breach, the Borrower and (or) the Guarantor agree that all deposits with the Syndicated Banks and (or) the Agent and all claims against the Syndicated Banks and (or) the Agent shall be deemed due, even if the repayment period has not yet expired. Each Syndicated Bank and (or) the Agent may exercise the right of setoff thereon. The setoff shall take effect retrospectively from the time of setoff entry in the Syndicated Banks’ and (or) the Agent’s accounts after the setoff notice issued by the Syndicated Banks and (or) the Agent is delivered or deemed delivered to the Borrower and (or) the Guarantor. At the same time, any deposit certificate, passbook or other proof issued by the Syndicated Banks and (or) the Agent to the Borrower and (or) the Guarantor shall cease to be valid to the extent of the setoff. Also, if the Borrower and (or) the Guarantor has any other property deposited with the

Syndicated Banks and (or) the Agent, or if the Syndicated Banks and (or) the Agent receive any payment on behalf of the Borrower and (or) the Guarantor and deposit funds into their account with the Syndicated Banks and (or) Agent on their behalf, such Syndicated Banks and (or) the Agent may withhold, set off or deposit the funds into the special-purpose account designated by the Agent in accordance with the law and, to the extent permitted by law, use the funds to set off the indebtedness owed by the Borrower and (or) the Guarantor under this Agreement.

(2)If the Borrower’s and (or) the Guarantor’s deposits are fixed-term deposits, even if such deposits are not yet due, each Syndicated Bank and (or) the Agent may terminate the deposit agreement to set off against the indebtedness under this Agreement. The above setoff shall not impact the Borrower’s and (or) the Guarantor’s other remaining rights against each Syndicated Bank and (or) the Agent based on the above deposits (including fixed-term deposits) and claims.

(3)If the deposits under the previous paragraph are check deposits, the Borrower and (or) the Guarantor understand and agree that, when this Credit Facility is deemed fully due and payable in accordance with this Agreement, it constitutes one of the conditions of cancellation under the check deposit agreement signed with each Syndicated Bank and (or) the Agent. Upon completion of such cancellation condition, such check deposit agreement shall automatically cease to be valid and the Agent and (or) the Syndicated Banks may use the amounts to be returned to the Borrower and (or) the Guarantor to set off against the indebtedness owed by the Borrower and (or) the Guarantor to the Agent and (or) the Syndicated Banks.

(4)If other creditors of the Borrower and (or) the Guarantor or any government authority exercises provisional seizure, provisional disposition or other security measures or enforcement or other similar legal action against any deposit or other claims of the Borrower and (or) the Guarantor in or against any Syndicated Banks and (or) the Agent, the equivalent amount of deposits or claims actually enforced upon the balance amount of credit outstanding under this Agreement shall be deemed accelerated and due, without requiring any notice or demand by such Syndicated Bank and (or) the Agent, nor any Resolution of Majority Syndicated Banks, and such Syndicated Bank and (or) the Agent may use such deposits or other claims to set off against the Borrower’s and (or) the Guarantor’s indebtedness deemed accelerated and due in accordance with the above or deposit them into the special-purpose account designated by the Agent and, to the extent permitted by law, set off the funds against the Borrower’s and (or) the Guarantor’s indebtedness under this Agreement. Unless otherwise provided in this Agreement, the above formulated acceleration does not constitute an Event of Breach under paragraph 1 of this Article.

(5)Upon setoff, if the deposits and claims of setoff are in different currencies, setoff shall take place after conversion based on the spot middle foreign exchange rate for each currency published by the Syndicated Banks and (or) the Agent exercising the right of setoff at the time of the setoff.

5.Order of Setoff

The funds acquired by the Agent and (or) the Syndicated Banks from the exercise of their rights in accordance with this Agreement, Security Document and other relevant documents, if not sufficient to cover all indebtedness of the Borrower, shall be setoff in the following order: (i) first be used to pay all costs (including but not limited to the Agent fee) incurred by the Agent from the exercise of its rights under this Agreement, each Security Document and relevant contracts and not yet paid by the Borrower or the Syndicated Banks; (ii) then be used to pay all fees, breach penalties and interest (including delay interest) payable and not yet paid by the Borrower to each Syndicated Bank and the Agent in accordance with this Agreement; (iii) then be distributed by the Agent in proportion to the Credit Risk Sharing Ratio of the Syndicated Banks of this Credit Facility in accordance with the nature of each payment and in accordance with relevant provisions of this Agreement (if there is no clear stipulation in this Agreement, the Agent will make decisions based on its reasonable judgment).

Article 10    Fees and Costs

1.Fees

The Borrower shall pay fees to the Syndicated Banks, Arrangers and Agent in accordance with the following:

(1)Commitment Fee

i.Tranche A Facility and Tranche B Facility: As of the drawdown deadline for the Tranche A Facility and (or) Tranche B Facility, if the actual amount of drawdowns under the Tranche A Facility and (or) Tranche B Facility has not reached 80% of the Available Limit under such Tranche Facility, the Borrower shall pay a commitment fee based on a fee rate of 0.25% on the shortfall. The commitment fee shall be paid to the Agent in one lump sum within 5 Business Days after the drawdown deadline for the Tranche A Facility and (or) Tranche B Facility and shall be forwarded to the Tranche A Banks and (or) Tranche B Banks in accordance with their Commitment Ratios of the respective tranches.

ii.Tranche C Facility: During each 6-month period starting from the date of expiration of a 12-month period from the Initial Drawdown Date of this Credit Facility until the date of expiration of the Credit Period of this Credit Facility, if the Borrower’s actual average drawdown amount under the Tranche C Facility does not reach 60% of the Available Limit of the Tranche C Facility, the Borrower shall pay a commitment fee on daily basis based on a fee rate of 0.25% per annum on the shortfall. The commitment fee shall be paid to the Agent at the end of each period and shall be forwarded by the Agent to the Tranche C Banks in accordance with their Commitment Ratios.

(2)Arranger Fee and Agent Fee: The Borrower shall pay the arranger fee (including participation fee) to the Arrangers and the participation fee shall be forwarded by the Arrangers to the Syndicated Banks. The Borrower shall also pay the agent fee to the Agent, in the amount and manner to be further negotiated by the Borrower, the Arrangers and the Agent. Each Syndicated Bank agrees that, during the Period of Existence of this Credit Facility, even if an Event of Breach has occurred, the Agent shall still have the right to continue charging the Agent fee based on the original agreement with the Borrower.

(3)Revision and Waiver Processing Fee: Other than revisions to the terms and conditions of this Agreement is necessary due to any change of the law or the interpretation of the law by the competent authority or revisions of the credit terms or contents of this agreement made due to the matters attributable to the Banking Syndicate, upon each application filed by the Borrower for any revision of the terms and conditions of this Agreement or for any waiver of any Event of Breach or performance of obligation under this Agreement, regardless of whether such application is approved by the Banking Syndicate or a Resolution of Majority Syndicated Banks (as provided in this Agreement), the Borrower shall pay the Agent a processing fee of NT$50,000 and shall also pay to the Agent a processing fee of NT$20,000 for each Syndicated Bank (including the Agent), to be forwarded by the Agent to each Syndicated Bank.

2.Bearing of Legal Costs, etc.

Legal costs incurred due to this Credit Facility (including but not limited to attorney’s fees and advisor’s fees), relevant contract drafting and revision cost and costs incurred in relation to this Credit Facility before signature of this Agreement and during the Period of Existence (including but not limited to syndication loan roadshow, signing ceremony costs, print costs, costs of advisors engaged for the interest of the Banking Syndicate, costs of accountant audit, the relevant appraisal fees relating to this Credit Facility, registration fee of the relevant security interests, the insurance costs and costs of debt assignment notice, subject to actual costs incurred) shall be borne by the Borrower. Attorney’s fees and legal costs (including but not limited to litigation costs, costs to acquire enforcement order in accordance with the law, enforcement costs, costs of participative distribution, arbitration costs, costs incurred from establishment of in-court or out-of-court settlement or signature of settlement agreement and other relevant costs) incurred from any dispute in relation to this Credit Facility (including litigation, enforcement, arbitration, settlement, etc.), regardless of whether the dispute occurred during the Period of Existence of this

Agreement or after its termination, shall be borne by the Borrower, except if the court or arbitral judgment confirms that any costs should be borne by the Banking Syndicate.

The Borrower shall pay each of the above costs immediately upon notice in accordance with the Agent’s request.

Article 11    Relationship among Agent, Arrangers and Syndicated Banks

1.Appointment

Each Syndicated Bank hereby irrevocably selects the Agent as the administrator on all matters related to this Credit Facility and to serve as the title owner for all security interests under this Agreement and the holder of the promissory note. The Agent only performs these duties on behalf of the Banking Syndicate. Unless otherwise provided in this Agreement, the Agent is not the representative of the Syndicated Banks. the Borrower or the Guarantor, nor a trustee under a trust relationship. The Agent shall undertake measures for the benefit of the Syndicated Banks in accordance with this Agreement, exercise and perform the rights and obligations of the Agent under this Agreement and other interests that are consistent with commercial practice and reasonable. In addition to the duties expressly provided in this Agreement, the Agent does not have any other obligation or responsibility, nor does it tacitly agree to bear any other guarantee, indebtedness, liability or obligation to the Banking Syndicate.

2.Joint Claims

Each Banking Syndicated is a joint creditor for the claims under this Credit Facility. However, other than the Agent, if any Syndicated Bank wishes to exercise its joint claim against the Borrower and (or) the Guarantor, it must acquire the unanimous consent by the Banking Syndicate, except for the exercise of setoff right, lien or commingling. The amount or any other interest acquired by the Agent or any Syndicated Bank based on the joint claims under this Credit Facility (including partial or full repayment interest acquired through the exercise of setoff right, lien or commingling) and any other costs shall be shared by all Syndicated Banks in proportion to the Credit Risk Sharing Ratios.

If each Syndicated Bank has any event of setoff or lien between the Borrower and (or) the Guarantor in accordance with Article 9, paragraph 4 of this Agreement, such Syndicated Bank shall act with the intention to enforce the Banking Syndicate’s claims and common interest.

If any Syndicated Bank receives any amount or other interest from the joint claims under this Credit Facility (such as partial or full repayment interest through exercise of setoff right, lien or commingling) and any other cost, such Syndicated Bank shall immediately pay such amount to the Agent within 3 Business Days from receipt of the amount for the Agent to distribute in proportion to the Credit Risk Sharing Ratio. For the Borrower and the Syndicated Bank that received such amount originally, such amount shall be deemed unpaid and such Syndicated Bank shall remain entitled to all claims against the Borrower and other relevant amounts (except the amount received from distribution of such amount by the Agent).

3.Independent Obligations of Banks

The obligations of each Syndicated Bank under this Agreement are severable obligations and are limited by the scope and proportion of Tranche Limit that each of them has committed. There are no joint liabilities among the Syndicated Banks in relation to the obligations under this Agreement. If any Syndicated Bank fails to perform its obligations, the other Syndicated Banks are not released of their obligations, provided that the other Syndicated Banks are not obliged to be liable for the obligations of such Syndicated Bank. The Agent may (but is not obliged to) coordinate with the other Syndicated Banks to increase the limit that is not performed by such Syndicated Bank, provided that the Syndicated Banks are not obligated to increase their limits. Also, the agent shall not be jointly liable for the portion that is not performed by the Syndicated Bank.

4.Specific Duties and Obligations

Unless otherwise provided in this Agreement, the specific duties and obligations of the Agent in accordance with this Agreement include the following:

(1)The Agent shall distribute the amounts payable by the Borrower and (or) the Guarantor to the Syndicated Banks in accordance with this Agreement and in relation to this Credit Facility to the Syndicated Banks in accordance with paragraph 9 of this Article.

(2)The Agent shall notify the Syndicated Banks about the relevant matters as soon as possible in accordance with paragraph 5 of this Article

(3)Subject to the provisions of this Agreement, the Agent shall give legal and proper instructions to undertake or not undertake any action or measure in accordance with the Resolution of Majority Syndicated Banks or the unanimous consent of the Banking Syndicate. Such action or inaction shall be binding on the Banking Syndicate.

(4)In handling financing matters committed under this Credit Facility in accordance with this Agreement, if according to the Borrower’s actual drawdown amount, the calculation of the distribution proportion by the agent cannot be consistent with the proportion under Attachment 1, the portion that cannot be distributed in accordance with the proportion under Attachment 1 may be distributed based on the proportion that is determined by the Agent’s reasonable judgment, and the Syndicated Banks shall not voice any objection.

5.Information Exchange

Regarding the relevant matters under this Credit Facility, Arrangers, Agent and Syndicated Banks may exchange and share the information among each other in accordance with the followings:

(1)The Arrangers, Agent and Syndicated Banks may provide the relevant information of the Borrower or the Guarantor to other Syndicated Banks for investigation and analysis purpose.

(2)If the Agent becomes aware of the following matters, it shall notify the Syndicated Banks as soon as possible and convene a meeting of the Syndicated Banks to discuss about the exercise of this Credit Facility:

i.Notices received by the Agent about this Credit Facility or other documents that seeks any action from the Syndicated Banks;

ii.Any bad records, Event of Breach or other contingent matters of the Borrower or Guarantor.

(3)If the Syndicated Bank becomes aware of any bad records, Event of Breach or other contingent matters of the Borrower or the Guarantor, it shall also inform the Agent.

(4)Regarding the request and reasonable inquiry from the Syndicated Banks in relation to the credit protection or risk management, the Arrangers or Agent shall assist the Syndicated Banks in conveying the message to the Borrower, Guarantor or the related person of this Credit Facility and conveying the feedbacks to the Syndicated Banks.

(5)During the Period of Existence of this Agreement, the Agent shall provide financial, operating or other reports or information provided by the Borrower and (or) the Guarantor to other Syndicated Banks for reference regularly or from time to time.

6.Duties by Engagement

The Agent may perform its duties under this Agreement through its representatives or users and is also entitled to engage and enquire its advisors about matters related to the duties. The Agent is not liable for the willful or negligent act of the representative or the user it selects, except if the Agent has acted willfully or with gross negligence in the selection of the representative or user.

7.Disclaimer

Neither the Arrangers nor the Agent or its agent shall be liable for any of their actions or inactions related to this Agreement unless they are willful or grossly negligent.

None of the Arrangers, the Agent or any of their staff, directors, employees, representatives or users shall be liable for any of the following: (1) Legal action or inaction by itself or any of the above persons in relation to this Agreement (except the Arrangers’ and (or) the Agent’s willful or grossly negligent act), or (2) Any explanation, statement, expression, special commitment, declaration, guarantee or warranty about any justification, report or submission referred to or presented by the Borrower and (or) the Guarantor, in accordance with this Agreement or collected by the Arrangers and (or) the Agent, or the value, validity, effect, genuineness, enforceability or sufficiency of any document related to this Credit Facility, or the Borrower’s failure to perform its obligations. Neither the Arrangers nor the Agent have the obligation to any Syndicated Bank to confirm or challenge the Borrower and (or) the Guarantor about their compliance or performance of the provisions of this Agreement or other relevant documents, or the status of such compliance or performance, or the investigation upon the Borrower’s and (or) the Guarantor’s properties, books and records.

Unless agreed by the Banking Syndicate or instructed by the Resolution of Majority Syndicated Banks in accordance with this Agreement, neither the Arrangers nor the Agent have any obligation to undertake any litigation or claim proceeding against the Borrower and (or) the Guarantor or any person in accordance with this Agreement or other relevant contracts. However, in security proceedings to secure enforcement, the Arrangers or the Agent may exercise the same level of care as in the handling of their own affairs. Neither the Arrangers nor the Agent have the obligation to undertake any action that it deems will breach the laws of the Republic of China (Taiwan) or other applicable laws based on its own reasonable judgment.

If any Syndicated Bank’s action or inaction in breach of this Agreement causes damage to the Borrower and (or) the Guarantor, each relevant party shall bear its own liability and none of the Arrangers, the Agent or other Syndicated Banks shall be jointly liable.

8.Trust

The Arrangers and (or) the Agent may reasonably trust that any communication such as memorandum, document, resolution minutes, notice, consent, certification, affidavit, letter, telefax, telegram, fax, email, etc., that they deem genuine and correct and signed or made by the proper person and trust the opinions and statements by the legal advisors (including but not limited to the Borrower’s and (or) Guarantor’s advisors), independent accountants and the experts they select. The Agent is not obliged to make further verification of the details of each document or any other relevant matter. In executing all matters related to this Agreement, the Agent may trust that the signatures and details of each relevant document it receives are valid, genuine and correct. Also, when the Agent gives notice or transfers funds to each Syndicated Bank, it may trust that the contact details of each Syndicated Bank lastly provided to the Agent are correct.

For the Syndicated Banks: (1) Unless the Agent receives a Resolution of Majority Syndicated Banks or notice from the Banking Syndicate in advance, or before the Agent receives from the Syndicated Banks compensation for liabilities or costs that may occur due to its action or continued action in accordance with the Credit Risk Sharing Ratio (except liabilities or costs incurred due to the Agent’s willful or grossly negligent act), the Agent’s action or refusal to act shall be deemed fully justified, and (2) The action or non-action of the agent in accordance with this Agreement based on the Resolution of Majority Syndicated Banks or instructions given by the Banking Syndicate shall be protected. The effect of such action or non-action based on the instructions pursuant to the Resolution of Majority Syndicated Banks shall be binding on the Banking Syndicate.

9.Income Distribution

The principal repayment, interest, delay interest, breach penalty, compensation, commitment fee, all costs and other amounts received by the Agent in accordance with this Agreement shall be forwarded to each relevant Syndicated Bank in accordance with the Credit Risk Sharing Ratio. Each Syndicated Bank shall issue a receipt for the amount actually received respectively to the Borrower or other relevant persons within 5 Business Days (except principal repayment).

The above amounts received by the Agent shall be distributed to each Syndicated Bank in accordance with the following:

(1)If the Agent receives the amounts before 12 p.m. (inclusive) Taipei Time on a Business Day, the distribution shall be made to the other Syndicated Banks on the same Business Day.

(2)If the Agent receives the amounts after 12 p.m. (inclusive) Taipei Time on a Business Day, the distribution shall be made to the other Syndicated Banks on the following Business Day.

However, if there is a dispute about any of the amounts received by the Agent, the Agent may forward the amounts to each Syndicated Bank after a longer processing period based on its reasonable judgment.

In handling all matters related to the distribution of income of this Credit Facility, the Agent shall make distributions in accordance with applicable provisions of this Agreement. However, if the actual calculation does not allow distribution in exactly the same original proportions, the Agent may do so based on its reasonable judgment and no Syndicated Bank shall voice any objection.

10.Sharing of Costs

All costs and losses incurred and suffered by the Arrangers and (or) the Agent, including but not limited to attorney’s fees and litigation costs, enforcement costs or other legal costs incurred from the filing of a lawsuit or answering to a lawsuit by the Agent as a representative if any litigation arises due to this Credit Facility, shall be shared by each Syndicated Bank in proportion to their Credit Risk Sharing Ratio. The portion that should be borne by the Syndicated Banks may be deducted by the Agent from the amounts to be received by the Syndicated Banks in accordance with paragraph 9 of this Article, However, if a cost should be borne by the Borrower in accordance with the law or this Agreement, upon receipt of the amount, the Agent shall forward it to each Syndicated Bank in accordance with paragraph 9 of this Article.

11.Sharing of Credit Risk

The Syndicated Banks shall share the credit risk in accordance with their Credit Risk Sharing Ratios in relation to the balance amount drawn down under this Credit Facility.

12.Sharing of Security Interest

All security interest provided in accordance with this Agreement shall be shared by the Syndicated Banks in accordance with their Credit Risk Sharing Ratios.

13.Breach Notice

Unless otherwise provided in this Agreement or the Agent has received a notice of Event of Breach from the Syndicated Banks, the Borrower and (or) the Guarantor, stating that such notice is a “notice of breach”, the Agent shall not be deemed to have learned or noticed the occurrence of any Event of Breach. If the agent receives such notice, it shall give notice to the Syndicated Banks. The Agent shall undertake action against the Event of Breach in accordance with Article 9, paragraph 3 of this Agreement (including but not limited to convening a meeting of Syndicated Banks or issuing written enquiries to each Syndicated Bank). However, unless the Agent receives instructions from the Banking Syndicate or the Resolution of Majority Syndicated Banks (as may be provided in this Agreement), the Agent may (but is not obliged to) undertake action or inaction against the Event of Breach in a proper manner that it deems most favorable to the Banking Syndicate.

14.Independent Credit Verification and Investigation

The Syndicated Banks are clearly aware that none of the Arrangers, the Agent or any staff, director, employee, representative or user makes any statement or provides any guarantee to the Syndicated Banks. Also, no action undertaken by the Arrangers and (or) the Agent in accordance with this Agreement, including review of the Borrower’s and (or) the Guarantor’s affairs, shall be deemed the Arrangers’ and (or) the Agent’s statement or guarantee to any Syndicated Bank.

The Syndicated Banks hereby represent to the Arrangers and (or) the Agent that the Syndicated Banks make their judgments independently and do not rely on the Arrangers and (or) the Agent or other Syndicated Banks and that they have evaluated and investigated the Borrower’s and (or) the Guarantor’s business, operation, property, finance and other situations and creditworthiness based on information and data they deem correct and have made their independent decisions to enter into this Credit Facility and sign this Agreement. The Syndicated Banks continue their credit analysis, evaluation and decision as to whether to undertake or not undertake action in accordance with this Agreement based on correct information and data they have and will investigate the Borrower’s and (or) the Guarantor’s business, operation, property, finance and other situations and creditworthiness as they deem necessary.

Unless this Agreement expressly requires the Arrangers and (or) the Agent to provide the Syndicated Banks with notices, reports or other documents, the Arrangers and (or) the Agent do not have the obligation or responsibility to provide Syndicated Banks with information about the Borrower’s and (or) the Guarantor’s business, operation, property, finance and other situations and creditworthiness learned by the Arrangers and (or) the Agent or their staff, directors, employees, representatives or users.

15.Compensation

The Syndicated Banks agree to compensate the Agent based on the Credit Risk Sharing Ratio any claim filed against the Arrangers or Agent or any liability, obligation, loss, compensation, judgment, litigation, expense, cost or advance reasonably incurred at any time in the capacity of representative of the Syndicated Banks (to the extent not repaid by the Borrower and (or) the Guarantor, without restricting the Borrower and (or) the Guarantor’s liability) due to any lawful action or non-action in accordance with this Agreement, provided that the Syndicated Banks shall not be liable for any liability, obligation, loss, compensation, judgment, litigation, expense, cost or advance incurred due to the Agent’s willful or grossly negligent act. This paragraph shall survive the repayment by the Borrower and (or) the Guarantor of this Agreement.

16.Return of Funds

If the Agent has not received from the Borrower the funds due in accordance with this Agreement but the Agent has made distribution to the Syndicated Banks, upon request by the Agent, such Syndicated Banks shall return such funds within 3 Business Days together with interest specified by the Agent as the cost of having distributed such funds during such relevant period. If any funds should be paid to the Borrower and distributed among the Syndicated Banks, upon the Agent’s request, such Syndicated Banks shall return the funds to the Borrower together with interest payable to the Borrower within 3 Business Days. Unless the Agent has received notice from the relevant Syndicated Banks that they are unable to advance the loan in accordance with the Commitment Ratio one Business Day before the Drawdown Date, the Agent may trust that such Syndicated Banks will advance the loan amounts as agreed and may (but is not obliged to) advance the loan amounts to the Borrower on time based on such trust, provided that the Agent is not obliged to advance the loan or any amount to the Borrower on behalf of any Syndicated Bank before actual receipt of the loan amounts advanced by the relevant Syndicated Banks as agreed. If the Bank has advanced any loan amount to the Borrower that it has not yet received but should have received from the Syndicated Banks in accordance with this Agreement, upon the Agent’s request, the Borrower shall return such funds together to the Agent with interest accrued in accordance with this Agreement within 5 Business Days from the advance. If the Agent suffers any damage, it may also seek compensation from the Syndicated Banks that fail to provide the funds as agreed.

If any Syndicated Bank must return any portion of the amount already received from the Borrower and already distributed by the Agent in accordance with paragraph 2 of this Article, the other Syndicated Banks shall provide the funds to the Agent so that the Agent may return the amount to such Syndicated Bank for return to the Borrower (after deduction of the amount already distributed by the Agent from such amount to such Syndicated Bank).

17.Individual Capacity

The Arrangers and (or) the Agent may grant other credit facility to, accept deposits from and engage in any transaction with the Borrower and shall be deemed as a general financial institution and not the Arrangers and (or) the Agent under this Agreement. The Arrangers and (or) the Agent may exercise the same interest that may be exercised by any Syndicated Bank under this Agreement and may generally exercise their rights as if they are not the Arrangers and (or) the Agent. The term “Syndicated Bank” here includes the Arrangers and (or) the Agent in their individual Capacity.

18.Successor Agent

The Agent may resign by giving at least 90-day prior written notice to the Banking Syndicate with copy to the Borrower and the Guarantor, and the Agent agrees to resign upon the request of the Resolution of Majority Banking Syndicates. If the Agent gives resignation notice and a successor agent is designated by Resolution of Majority Syndicated Banks within 60 days, or if the successor agent cannot be designated by Resolution of Majority Syndicated Banks within such period, the Agent shall designate a successor agent for the Banking Syndicate and the resignation of the Agent shall become effective upon the successor agent is assigned. Such successor agent shall take over the Agent’s rights, authorities and responsibilities. At the same time, the term “Agent” shall refer to the successor agent after the handover and the previous agent’s rights, authorities and responsibilities shall automatically terminate upon takeover by the successor agent. If the designated Syndicated Bank disagrees, then the Syndicated Bank with the largest credit claims under this Credit Facility (except the resigning Agent) shall be the successor agent. If there are two or more Syndicated Banks with the largest credit claims, then the Syndicated Bank whose name is listed first in Attachment 1 to this Agreement shall be the successor agent. However, the previous agent may still continue to receive agent fee and other fees that are receivable but not yet received during its term and this paragraph shall continue to be applicable to the acts of the previous agent before resignation. If the previous agent has pre-collected any agent fee, it shall be passed on to the successor agent in proportion to the actual period of its term.

19.Meeting of Syndicated Banks

Any Syndicated Bank may, whenever it deems necessary, file a written request for the Agent to hold a meeting of Syndicated Banks. Upon receipt of the above request, the Agent may directly convene the meeting of Syndicated Banks or make enquiries by letter for written opinions of each Syndicated Bank. If the Majority Syndicated Banks have replied to the Agent of their consent to convene the meeting of Syndicated Banks within a period designated by the Agent, the Agent shall convene the meeting of Syndicated Banks within a reasonable period following the expiration of the above period. If deemed necessary by the Agent, the Agent may also hold meetings of Syndicated Banks itself. The meeting of Syndicated Banks may be held by making written inquiries by the Agent to the Syndicated Banks.

Article 12    Miscellaneous

1.Assignment and Risk Sharing

This Agreement is binding on the successors, assignees or persons taking or obligations of each party in accordance with the law over the rights the Borrower, the Guarantor, the Agent and each Syndicated Bank, provided that neither Borrower nor the Guarantor shall assign any right or obligation under this Agreement to any third party.

Each Syndicated Bank may, based on the conditions of this Agreement, sign Credit Limit Assignment Agreements in the form of Attachment 13 to assign its rights and (or) obligations under this Agreement to its affiliates, other financial institutions, asset management companies or other third parties, provided that none of the other parties shall be impacted by such assignment. Such Syndicated Bank shall give written notice to the Agent, the Borrower and the Guarantor (but is not obliged to acquire the consent of the Agent, the Borrower, the Guarantor or other parties to this Agreement). If the assignment is subject to approval by the relevant government authority, a written approval from each such competent authority shall be acquired before the assignment. Also, such assignment of rights and (or) obligations shall not increase the cost or burden of the Borrower and (or) the Guarantor under this Agreement. For each assignment of all or part of the rights and (or) obligations, the Syndicated Bank shall pay to the Agent an assignment processing fee of NT$500,000, except in the case of claim assignment due to merger of financial institutions. All provisions of this Agreement and any document under this Agreement shall be applicable to the Syndicated Bank and each individual successor and assignee and shall be binding on the Borrower, the Guarantor and each individual successor. The successor or assignee of the original Syndicated Bank shall directly take over the rights and obligations under this Agreement and in the participation of the syndicated credit and become a party to this Agreement and the syndicated credit without the original Syndicated Bank having to exercise any right.

For the purpose of such assignment, the Borrower and the Guarantor agree that such Syndicated Bank may disclose any information that is already provided to the Syndicated Bank to its potential or actual assignee, provided that such assignee shall only use such information for matters related to this Credit Facility and that such information shall not be disclosed to any other person or used for any other purpose without the written consent of the Borrower and the Guarantor.

Each Syndicated Bank may enter into risk sharing agreements with others without notice to the Borrower, the Guarantor or the other parties. Such person participating in the sharing of the risk shall have no voting right in this Credit Facility and such risk sharing shall not increase the cost or tax burden of the Borrower and (or) the Guarantor under this Agreement. Any costs incurred from the risk sharing agreement shall be solely borne by the relevant Syndicated Bank. When the person participating in the risk sharing exercises any right or performs any obligation under this Agreement and (or) any Security Document, it shall still do so through the relevant Syndicated Bank in the name of such Syndicated Bank, and the person participating in the risk sharing shall not make any claim against the Borrower or the Guarantor based on the risk sharing agreement or this Agreement.

If a Syndicated Bank entrusts its assets or assigns its claims for the purpose of securitization of financial assets, the Borrower and the Guarantor agree that the Syndicated Bank may make a public announcement in lieu of notice. That is, the Syndicated Bank shall not be obliged to give further notice or send proof of public announcement to the Borrower and (or) the Guarantor.

2.Revision and Exemption

Unless otherwise provided in this Agreement, the revision to any clause of this Agreement or any waiver in relation to any Event of Breach or the performance of any obligation shall be made in writing by the Majority Syndicated Bank, the Agent, the Borrower and the Guarantor. All parties shall also be bound by such revision or waiver, provided that any revision to the rights or obligations between the Agent and the Syndicated Banks or any revision that is not directly related to the Guarantor shall only require the consent of the Agent and Resolution of Majority Syndicated Banks before it is done in writing and no consent from the Borrower or Guarantor shall be required (although a written notice shall still be given by the Agent to the Borrower and the Guarantor). Any written revision or waiver shall be binding on all parties of this Agreement, provided that any revision or waiver affecting the benefits of the Agent shall be subject to the written consent of the Agent. Unless otherwise provided in this Agreement, in relation to the following is subject to the prior written consent of the full Banking Syndicate:

(1)Any increase of credit limit, extension of drawdown deadline or Credit Period (excluding the extension made pursuant to Article 2, paragraph 3, subparagraph (5) of this Agreement), change of credit purpose or change to the payment amount, payment currency or payment method, decrease of interest (fee) rate, change of due date or any other amount payable to the Syndicated Banks.

(2)Any voluntary or mandatory prepayment or prepayment in kind, except in accordance with Article 3, paragraphs 5 and 6 of this Agreement.

(3)Any in-court or out-of-court settlement or mediation with the Borrower and (or) the Guarantor for any indebtedness related to this Agreement.

(4)Return or release of any security under Article 5 of this Agreement or any changes to the details of the security, release or replacement of Guarantor, except otherwise provided in this Agreement.

(5)Amendment to the definition of “Majority Syndicated Banks” or to this paragraph.

For any written consent to the revision or waiver that is decided by the Banking Syndicate or Resolution of Majority Syndicated Banks (subject to this Agreement) in accordance with this Agreement, the Agent may engage in all necessary acts on their behalf. The Syndicated Banks hereby authorize the Agent to sign all such revision or waiver documents in the Agent’s name and on behalf of the Syndicated Banks, including but not limited to addendums.

3.No Waiver

No delayed exercise or non-exercise of any rights or any claims for compensation by the Agent, the Arrangers or any Syndicated Bank shall constitute a waiver. No partial exercise of rights or claims by the Agent, the Arrangers or any Syndicated Bank shall prevent it from exercising any other rights or claims.

4.Notice

(1)Any notice or request in accordance with this Agreement shall be done in writing and shall be delivered to the parties in the following manner: If sent by registered mail, it shall be deemed delivered 3 days after it is sent by mail with postage prepaid; if delivered personally, upon delivery; if sent by fax, deemed delivered where no abnormal message occurred.

(2)Email: Any notice given by the Agent in accordance with this Agreement may be sent by email, provided that (i) it shall be limited to the matters or scopes that all relevant parties agree to make by email; (ii) the notice by the Agent for its specific duties under this Agreement may be made by email; (iii) the notice or request to the Agent is allowed to be made by email only if the Agent expressively agrees to such approach.

The email message shall be in a readable form and shall be deemed delivered in absence of any failure deliver message from the receiver.

(3)The contact details of each party are those listed in Attachment 1-1 of this Agreement or as last notified in writing. All contact, notice or request between the Borrower and (or) the Guarantor and each Syndicated Bank shall be done through the Agent. In case of any changes to the contact details of the Borrower, the Guarantor or Syndicated Banks, a swift written notice shall be given to the Agent. If such notice is not given, the Agent may give notice of relevant documents in the manner provided in this paragraph based on the contact details listed in this Agreement or last known to the Agent and such notice shall be deemed delivered after the period provided in this paragraph.

5.Exchange Rate

Unless otherwise provided in this Agreement, if any provision of the Agreement involves exchange-rate calculation, the calculation shall be made based on the Agent’s closing listed spot mid-price rate 2 Business Days before the date of exchange.

6.Conflict

In case of conflict between any provision of this Agreement and the provision of any attachment to this Agreement or any other relevant document, the provisions of this Agreement shall prevail.

7.Severability

If any clause of this Agreement is adjudicated as invalid by any judicial authority or competent authority, such clause shall be automatically adjusted to meet the requirements starting from the time when such adjudication is confirmed. The adjusted clause shall be deemed an original clause of this Agreement. If any invalid clause cannot be adjusted in such manner due to its nature, such clause shall be deleted and shall be deemed excluded from this Agreement from the very beginning, provided that, in all circumstances, the other clauses of this Agreement shall continue to be valid and their legality and enforceability shall not be impacted.

8.Place of Performance

Unless otherwise provided in this Agreement, the place of performance of this Agreement is the place of business designated by the Agent.

9.Governing Law and Jurisdiction

The interpretation and application of this Agreement are governed by the laws of the Republic of China (Taiwan). The parties agree that any litigation related to this Agreement shall be subject to the first-instance jurisdiction of the Taiwan Taipei District Court, except for exclusive jurisdiction provided by the law.

10.Application of Applicable Laws and Charters

In addition to the agreed terms and conditions under this Agreement, applicable laws and all existing and future charters of the Syndicated Banks and the Bankers Association of the Republic of China are deemed integral parts of this Agreement, which shall be complied with by the Borrower and the Guarantor.

11.    Money Laundering Prevention and Counter-Terrorist Financing Clause

In response to and to comply with regulations of the Agent, the Arrangers and (or) the Syndicated Banks and the competent authorities about money laundering and counter-terrorist financing, the Borrower understands and agrees to the following:

(1)The Borrower and its representative and beneficial owners, senior managers, account parties of interest (such as agents, representatives, authorized persons, etc.) and transaction counterparties are referred to collectively as “Parties of Interest” in this paragraph.

(2)If the Agent, the Arrangers and (or) the Syndicated Banks deem that there may be a breach of applicable laws (including but not limited to money laundering prevention, counter-terrorism financing, economic or trade sanction related laws) based on their reasonable judgment, other than the requirements under applicable laws, none of the Agent, the Arrangers or the Syndicated Banks is obliged to undertake or not undertake any action. The Borrower shall comply with the relevant money laundering and counter-terrorism financing and sanction laws and shall provide relevant information required for the Syndicated Banks’ response to and compliance with any country’s money laundering, counter-terrorism financing, economic or trade sanction related laws pursuant to the request of the Syndicated Banks. The Borrower also agrees that the Agent, the Arrangers and (or) the Syndicated Banks may disclose such information to the relevant government competent authority or court of any country or in accordance with the requirement of the applicable laws of any country, on the condition that there shall be no breach of the laws of the Republic of China (Taiwan).

(3)The Borrower confirms and agrees that it is neither a target or subject of sanction regulations, nor a known or chased money laundering group or terrorist group, and does not involve in any money laundering, terrorism financing or other unlawful activities. If the Borrower or any of its Persons of Interest becomes an individual, corporate entity or organization subject to designated sanctions under the Counter-Terrorism Financing Act or terrorist or terrorist group determined or pursued by any foreign government or international organization, the Agent and (or) the Syndicated Banks may refuse business dealings or may terminate business relationship forthwith or restrict the Borrower’s transactions related to this Credit Facility.

(4)The Borrower shall not utilize the products, services or trades (or funds) of the Syndicated Banks in any sanction targets or subjects, or for their benefits, and shall not utilize the products, services or trades (or funds) of the Syndicated Banks in a way causing the Borrower or Syndicated Banks in violation of any sanction, or making them become sanction targets or subjects.

(5)When the Agent and (or) the Syndicated Banks perform review or post-loan activities regularly or from time to time in accordance with applicable regulations, if the Borrower refuses to cooperate with the review and provide explanations about the nature and purpose of the transaction or the source of funds, or refuses to provide information about the Persons of

Interest or the persons exercising control over the Borrower or any other relevant information, or if deemed necessary by the Agent (such as to control risk, suspected money laundering transaction or involvement in unlawful activities), or if the Agent becomes aware or reasonably doubts the Borrower’s funds being from corruption or abuse of public assets , the Agent and the (or) the Syndicated Banks may temporarily suspend transaction or suspend or terminate the business relationship.

(6)The Borrower shall not seek compensation from the Agent and (or) the Syndicated Banks for any damage or loss incurred due to the above events.

12.    Copies

This Agreement is signed in 13 original copies. Each of the Borrower, the Guarantor, each Syndicated Bank and the Agent shall hold one copy. There may be multiple duplicate copies.

The parties hereby declare that they have reviewed all the above terms and conditions during a reasonable period and have signed this Agreement through their respective authorized persons or representatives on the date first indicated above.

(no text after this line)

Borrower:
Gogoro Energy Network (Cayman), Taiwan Branch
Representative: Pang, Jiing-Luen

/s/ Pang, Jiing-Luen
Pang, Jiing-Luen
Representative

Gogoro Network
Representative: Director Hok-Sum Horace Luke

/s/ Hok-Sum Horace Luke
Hok-Sum Horace Luke
Director

Guarantor:
Gogoro Inc.
Representative: Director Hok-Sum Horace Luke

/s/ Hok-Sum Horace Luke
Hok-Sum Horace Luke
Director

Arranger, Agent and Syndicated Bank:
Mega International Commercial Bank Co., Ltd.
Authorized Signatory:

/s/ Mega International Commercial Bank Co., Ltd.
Mega International Commercial Bank Co., Ltd.
Authorized Representative

Co-Arranger and Syndicated Bank:
Agricultural Bank of Taiwan Co., Ltd.
Authorized Signatory:

/s/ Agricultural Bank of Taiwan Co., Ltd.
Agricultural Bank of Taiwan Co., Ltd.
Authorized Representative

Co-Arranger and Syndicated Bank:
Bank of Taiwan Co., Ltd.
Authorized Signatory:

/s/ Bank of Taiwan Co., Ltd.
Bank of Taiwan Co., Ltd.
Authorized Representative

Syndicated Bank:
First Commercial Bank Co., Ltd.
Authorized Signatory:

/s/ First Commercial Bank Co., Ltd.
First Commercial Bank Co., Ltd.
Authorized Representative

Syndicated Bank:
Taiwan Cooperative Bank Ltd.
Authorized Signatory:

/s/ Taiwan Cooperative Bank Ltd.
Taiwan Cooperative Bank Ltd.
Authorized Representative

Syndicated Bank:
EnTie Commercial Bank
Authorized Signatory:

/s/ EnTie Commercial Bank
EnTie Commercial Bank
Authorized Representative

Syndicated Bank:
Chang Hwa Commercial Bank, Ltd.
Authorized Signatory:

/s/ Chang Hwa Commercial Bank, Ltd.
Chang Hwa Commercial Bank, Ltd.
Authorized Representative

Syndicated Bank:
Taiwan Business Bank, Ltd.
Authorized Signatory:

/s/ Taiwan Business Bank, Ltd.
Taiwan Business Bank, Ltd.
Authorized Representative

Syndicated Bank:
Taipei Fubon Commercial Bank Co., Ltd.
Authorized Signatory:

/s/ Taipei Fubon Commercial Bank Co., Ltd.
Taipei Fubon Commercial Bank Co., Ltd.
Authorized Representative

Syndicated Bank:
Taishin International Bank Co., Ltd.
Authorized Signatory:

/s/ Taishin International Bank Co., Ltd.
Taishin International Bank Co., Ltd.
Authorized Representative